Exhibit 10.1

CERTAIN INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE THE REGISTRANT HAS DETERMINED THAT IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL

LEASE AGREEMENT

(Single Tenant Facility)

TABLE OF CONTENTS
Page
ARTICLE One: BASIC TERMS.    1
Section 1.01.    Terms    1
Section 1.02.    Lease Term    1
Section 1.03.    Permitted Uses (See Article Five)    2
Section 1.04.    Brokers (See Article Fourteen)    2
Section 1.05.    Vehicle Parking Spaces Allocated to Tenant    2
Section 1.06.    Rent and Other Charges Payable by Tenant    2
Section 1.07.    Security Deposit    3
Section 1.08.    Riders and Exhibits    3
ARTICLE Two: LEASE TERM.    3
Section 2.01.    Lease of Premises for Lease Term    3
Section 2.02.    Delay in Commencement    3
Section 2.03.    Early Access    4
Section 2.04.    Holding Over    5
ARTICLE Three: BASE RENT.    6
Section 3.01.    Time and Manner of Payment    6
Section 3.02.    Security Deposit    6
Section 3.03.    Termination; Advance Payments    6
ARTICLE Four: OTHER CHARGES PAYABLE BY TENANT.    6
Section 4.01.    Rent    6
Section 4.02.    Property Taxes    6
Section 4.03.    Utilities    7
Section 4.04.    Insurance Policies    8
Section 4.05.    Late Charges    10
Section 4.06.    Interest on Past Due Obligations    10
Section 4.07.    Management Fees    10
ARTICLE Five: USE OF PREMISES.    10
Section 5.01.    Permitted Uses    10
Section 5.02.    Compliance with Law    10
Section 5.03.    Hazardous Materials    11
Section 5.04.    Signs and Auctions    13
Section 5.05.    Indemnity    13
Section 5.06.    Landlord’s Access    14
Section 5.07.    Quiet Possession    14
ARTICLE Six: CONDITION OF PREMISES; MAINTENANCE, REPAIRS AND ALTERATIONS.    15
Section 6.01.    Existing Conditions    15
Section 6.02.    Exemption of Landlord from Liability    15
Section 6.03.    Landlord’s Obligations    15
i

Table of Contents (continued)

Page
Section 6.04.    Tenant’s Obligations    17
Section 6.05.    Alterations, Additions, and Improvements    19
Section 6.06.    Condition upon Termination    20
Section 6.07.    Landlord's Representations and Covenants
ARTICLE Seven: DAMAGE OR DESTRUCTION    22
Section 7.01.    Partial Damage to Premises    22
Section 7.02.    Substantial or Total Destruction    22
Section 7.03.    Failure to Restore    23
Section 7.04.    Temporary Reduction of Rent    23
Section 7.05.    Waiver    23
ARTICLE Eight: CONDEMNATION    23
ARTICLE Nine: ASSIGNMENT AND SUBLETTING    24
Section 9.01.    Landlord’s Consent Required    24
Section 9.02.    Permitted Transfers    24
Section 9.03.    Release of Tenant    24
Section 9.04.    Landlord’s Consent    25
Section 9.05.    No Merger    25
Section 9.06.    Assignment by Landlord    25
Section 9.07.    Permitted Occupants    26
ARTICLE Ten: DEFAULTS; REMEDIES    26
Section 10.01.    Covenants and Conditions; Time of Essence    26
Section 10.02.    Defaults    26
Section 10.03.    Landlord Remedies    27
Section 10.04.    Cumulative Remedies; General    27
Section 10.05.    Landlord Default    27
ARTICLE Eleven: PROTECTION OF LENDERS.    28
Section 11.01.    Subordination    28
Section 11.02.    Attornment    29
Section 11.03.    Current Lender’s SNDA    30
Section 11.04.    Estoppel Certificates    30
Section 11.05.    Financial Condition    31
ARTICLE Twelve: LEGAL COSTS    31
Section 12.01.    Legal Proceedings    31
ARTICLE Thirteen: MISCELLANEOUS PROVISIONS    32
Section 13.01.    Non-Discrimination    32
Section 13.02.    Landlord’s Liability; Certain Duties    32
Section 13.03.    Severability    32
Section 13.04.    Interpretation    33
Section 13.05.    Incorporation of Prior Agreements; Modifications    33
Section 13.06.    Notices    33

Table of Contents (continued)

Page
Section 13.07.    Waivers    34
Section 13.08.    No Recordation    34
Section 13.09.    Binding Effect    34
Section 13.10.    Choice of Law    34
Section 13.11.    Authority    34
Section 13.12.    Joint and Several Liability    34
Section 13.13.    Force Majeure    35
Section 13.14.    Execution of Lease; Electronic Signatures    35
Section 13.15.    Survival    35
Section 13.16.    Not an Offer    35
Section 13.17.    OFAC    35
Section 13.18.    Nondisclosure of Certain Lease Terms    36
Section 13.19.    Landlord’s Security Interest    36
Section 13.20.    Drafting    36
Section 13.21.    Tenant Cooperation    36
Section 13.22.    Consequential Damages    37
Section 13.23.    Jury Trial    37
Section 13.24.    Security    37
Section 13.25.    Not a Joint Venture    37
ARTICLE Fourteen: BROKERS    37
Section 14.01.    Broker’s Fee    37
Section 14.02.    Agency Disclosure; No Other Brokers    37
ARTICLE Fifteen: COMPLIANCE    37
RIDER
ARTICLE Sixteen: OPTION(S) TO EXTEND.    1
Section 16.01.    [***]    1
Section 16.02.    [***]    1
Section 16.03.    Arbitration    2
Section 16.04.    Lease Amendment    3
Section 16.05.    OPTION IS NOT ASSIGNABLE    3
ARTICLE Seventeen: ROOF RIGHTS; GENERATOR RIGHTS.    3
Section 17.01.    ROOF RIGHTS    3
Section 17.01.    GENERATOR RIGHTS    3

EXHIBITS
Exhibit A:     [***]
Exhibit A-1:    [***]
Exhibit B:    [***]
Exhibit C:    Maintenance Obligations
Exhibit D:     [***]

Table of Contents (continued)

Page

Exhibit E:    [***]
Exhibit F:    [***]
Exhibit G:    Operating Expense Exclusions
Exhibit H:    [***]
Exhibit I:    [***]
Exhibit J:    Permitted Hazardous Materials

LEASE AGREEMENT
(Single Tenant Facility)
ARTICLE ONE: BASIC TERMS.
This Article One contains the Basic Terms of this Lease Agreement (this “Lease”) between Landlord and Tenant named below. Other Articles, Sections and Paragraphs of the Lease referred to in this Article One explain and define the Basic Terms and are to be read in conjunction with the Basic Terms.
Section 1.01.    Terms.
a)    Execution Date.    January 23, 2025 (“Execution Date”).
b)    Landlord.    CRP/TCC RHOTON OWNER, L.L.C., a Delaware limited liability company (collectively “Landlord”).
c)    Tenant.     LIFETIME BRANDS, INC.,
a Delaware corporation (“Tenant”).
e)    Land: Approximately 99.38 acres of land located at 12685 Greencastle Pike, Hagerstown, MD 21740, Tax Map – Grid – Parcel: [***], as identified in Liber: [***], Folio: [***] among the Land Records of Washington County, Maryland and further legally described in Exhibit A (the “Land”).
f)    Premises: The “Premises” will be comprised of the Land and the building containing approximately 1,027,526 square feet of industrial/warehouse space with ancillary offices (the “Building”); provided, however, for all purposes under this Lease, the square footage of the Building shall be deemed to be 1,027,526 and all amounts calculated on the basis of square footage shall use 1,027,526 as the square footage of the Building. The Premises are more particularly depicted on the Premises Site Plan that is attached hereto as Exhibit B and incorporated herein. Without limiting the generality of the foregoing, for purposes of the parties’ obligations under this Lease, the “Premises” shall not include any area within any public right of way. Once constructed, in order to document the accurate as built square footage, the square footage of the Building shall be verified by field measurements as evidenced by a certificate to Tenant and Landlord and certified by an engineer or architect licensed in the State of Maryland, reasonably acceptable to the parties, and shall be verified in accordance with ANSI/BOMA, ANSI Z65.2, 2019 standard and utilizing the so-called “Drip Line Methodology” of measurement (Method B); and the Base Rent shall be adjusted upward or downward to reflect the updated square footage if the difference in the remeasured square footage is one half of one percent (0.5%) or less of the square footage stated herein; provided, however, that notwithstanding the foregoing, Landlord and Tenant agree that any incremental increase in the square footage of the Building shall be subject to the Base Rent Abatement per Section 1.06(b) below so that, subject to the terms of Section 1.06(b), Tenant’s obligation to pay Base Rent during the Abated Base Rent Period shall be for the portion of the Building no greater than 700,058 square feet. The Acknowledgement (as defined below) shall be updated to reflect such updated square footage (if applicable).
Section 1.02.    Lease Term. Beginning on the date (the “Commencement Date”) that is the later of the following:
(a)    the earlier of (x) the date of “Substantial Completion” which shall occur upon Landlord’s delivery of (i) a temporary certificate of occupancy or certificate of occupancy allowing Tenant to fully occupy and ship/receive product at the Premises, (ii) an AIA G704-2000 Certificate of Substantial Completion signed by Landlord’s architect with respect to the Landlord Improvements (as defined in Exhibit D) stating without qualification that the Landlord Improvements performed by Landlord have been substantially completed except for any Punch List Items (as defined in Exhibit D) that will not have a material and adverse effect on Tenant’s use of the Premises, and (iii) Landlord’s delivery of the Premises that supports the Permitted Use in all respects that are the responsibility of Landlord pursuant to the Work Letter attached hereto as Exhibit D, including without limitation that all utilities required thereunder are installed and separately metered and all communication and data lines are installed and connected for Tenant’s use, or (y) the date that Substantial Completion would have occurred but for a Tenant Delay (as defined in Exhibit D), or
(b)    March 31, 2026,
and expiring on the date which is the last day of the full calendar month one hundred eighty (180) months thereafter (“Lease Term” or “Term”).
Promptly following Landlord’s deliveries in accordance with clause (a)(x) of this Section 1.02 above, Landlord shall diligently pursue completion of any and all Punch List Items in accordance with Exhibit D. Upon determination of the Commencement Date, Landlord and Tenant shall execute an acknowledgment form setting forth the actual Commencement Date and acceptance of the Premises (the “Acknowledgement”). Failure to execute such acknowledgment shall not affect the actual Commencement Date or expiration of this Lease. Tenant shall have three (3) options to extend the Lease Term for five (5) years each, subject to the terms and conditions set forth in Article Sixteen in the Rider to this Lease.
Section 1.03.    Permitted Uses (See Article Five). The Premises may be used by Tenant for warehousing and distribution, packaging operations, product decorating operations, related general office use, and any other purpose or use that (i) is not in violation of any Applicable Laws (including zoning ordinances) or (ii) does not require environmental remediation activities at the Premises (the “Permitted Use”) pursuant to the terms of the 2023 MDE Letter (as defined in Section 5.03(g)(vi).
Section 1.04.    Brokers (See Article Fourteen). Cushman & Wakefield of New Jersey, Inc. represents Tenant (“Tenant’s Broker”) and Cushman & Wakefield of Maryland, Inc. represents Landlord (the “Brokers”).
Section 1.05.    Vehicle Parking Spaces Allocated to Tenant. Tenant shall be entitled to use of all parking spaces located at the Premises, which number of parking spaces shall be no less than 570 automobile parking spaces and 218 trailer parking spaces as shown on the Premises Site Plan attached as Exhibit B, at no additional cost to Tenant.
Section 1.06.    Rent and Other Charges Payable by Tenant.
a)    Base Rent: Subject to the Base Rent Abatement as defined herein and adjustment per the terms of Section 1.01(f) above, commencing on the Commencement Date and continuing on the first day of each month during the Lease Term, Tenant shall pay net base rent to Landlord in monthly installments, in advance, on the first day of each and every calendar month during the Lease Term (the “Base Rent”) in the amount of Seven Million Two Hundred Ninety-Five Thousand Four Hundred Thirty-Four and 60/100 Dollars ($7,295,434.60) per annum (Six Hundred Seven Thousand Nine Hundred Fifty-Two and 88/100 Dollars ($607,952.88) per month) being $7.10 per square foot, which Base Rent will increase on an annual basis by three percent (3.0%) starting on the first (1st) anniversary date of the Commencement Date, all as set forth on the following table:

Lease Year	Per Square Foot	Annual Base Rent	Monthly Installment of Base Rent
1	$7.10	$7,295,434.60	$607,952.88
2	$7.31	$7,514,297.64	$626,191.47
3	$7.53	$7,739,726.57	$644,977.21
4	$7.76	$7,971,918.36	$664,326.53
5	$7.99	$8,211,075.92	$684,256.33
6	$8.23	$8,457,408.19	$704,784.02
7	$8.48	$8,711,130.44	$725,927.54
8	$8.73	$8,972,464.35	$747,705.36
9	$8.99	$9,241,638.28	$770,136.52
10	$9.26	$9,518,887.43	$793,240.62
11	$9.54	$9,804,454.05	$817,037.84
12	$9.83	$10,098,587.67	$841,548.97
13	$10.12	$10,401,545.31	$866,795.44
14	$10.43	$10,713,591.66	$892,799.31
15	$10.74	$11,034,999.41	$919,583.28

As used herein, “Lease Year” means, for the first Lease Year, the twelve (12) month period beginning on the Commencement Date if such date occurs on the first day of a calendar month,

and if the Commencement Date occurs on a day other than the first day of a calendar month, the first Lease Year shall be the period beginning on Commencement Date and ending on the last day of the twelfth full calendar month occurring thereafter.  For each succeeding Lease Year, “Lease Year” shall mean each consecutive twelve (12) month period occurring thereafter during the Term; provided, however, that the final Lease Year shall in any event end on the last day of the Term.
b)    Abatement. Notwithstanding anything to the contrary contained in this Lease, so long as no monetary or material non-monetary Event of Default (beyond any applicable notice and cure periods) exists, Tenant shall have no obligation to pay Base Rent (as increased annually as provided herein) for 327,468 square feet of Premises as same may be adjusted per the terms of Section 1.01(f) above (“Base Rent Abatement”) during months one (1) through thirty-six (36) of the initial Lease Term (“Abated Base Rent Period”); provided, however, that Tenant shall be responsible for and pay all Additional Rent due under this Lease during the Abated Base Rent Period.
c)    Additional Rent. All charges, costs and amounts payable under this Lease by Tenant to Landlord or on behalf of Landlord other than Base Rent including but not limited to the following (collectively, the “Pass-Through Expenses”): (i)  Real Property Taxes (See Section 4.02); (ii) Utilities (only to the extent not billed directly to Tenant) (See Section 4.03); (iii) Landlord’s Insurance Policies (See Section 4.04); (iv) Management Fees (See Section 4.07); and (v) Operating Expenses (See Section 6.03(b)), are called “Additional Rent.” Unless this Lease provides otherwise, Tenant shall pay all Additional Rent within thirty (30) days after Landlord’s invoice therefor. Without limiting the generality of the foregoing, during each month of the Lease Term, on the same date that Base Rent is due, Tenant shall pay Landlord an amount equal to 1/12 of the annual cost, as reasonably estimated by Landlord (which estimate Landlord may revise not more than two times per calendar year and for which Landlord shall provide at least thirty (30) days’ notice before such revision becomes effective), of the Pass-Through Expenses payable for the applicable calendar year. Payments thereof for any fractional year or calendar month shall be prorated. The first month’s installment of Pass-Through Expenses shall be due and payable together with the first payment of Base Rent.
d)    “Tenant Improvement Allowance” shall mean an allowance of $5.00 per square foot, being Five Million One Hundred Thirty-Seven Thousand Six Hundred Thirty and 00/100 Dollars ($5,137,630.00), provided by Landlord in accordance with Exhibit D to fund the cost of the Tenant Improvements (defined in Exhibit D).
Section 1.07.    Security Deposit. (See Section 3.02). Two Million Seven Hundred Thirty-Five Thousand Seven Hundred Eighty-Seven and 96/100 Dollars ($2,735,787.96) (which is calculated as four and a half (4.5) months of Base Rent during the first year after the Commencement Date based on the current square footage of the Premises). The Security Deposit shall be deposited with Landlord within three (3) Business Days of the Execution Date. Tenant, at Tenant’s option, shall make a cash deposit or may deliver a Letter of Credit (as defined in Section 3.02) in the amount required to be deposited to be held by Landlord as the cash Security Deposit hereunder (and to the extent Tenant initially deposits cash with Landlord pursuant to this Section 1.07, Landlord shall promptly return such cash upon Tenant’s delivery of a Letter of Credit in lieu thereof pursuant to this Section 1.07). Notwithstanding the foregoing or anything else to the contrary contained herein, and provided (x) there has not then occurred any Event of Default (that remains uncured after expiration of applicable notice and cure periods) at any time prior to the Commencement Date and (y) Tenant has timely paid all Base Rent and Additional Rent due for the calendar month in which the Commencement Date occurs (as reduced by the Base Rent Abatement) prior to the occurrence of an Event of Default therewith (that remains uncured after expiration of applicable notice and cure periods), then on the first day of the calendar month following the month in which the Commencement Date occurs (the “Reduction Date”), the Security Deposit shall be reduced by Nine Hundred Eleven Thousand Nine Hundred Twenty-Nine and 32/100 Dollars ($911,929.32). If an Event of Default occurred prior to the Reduction Date, then Tenant’s right to the reduction that would otherwise occur on the Reduction Date shall automatically terminate and be of no further force and effect.
Section 1.08.    Riders and Exhibits. The following Riders and Exhibits are attached to and made a part of this Lease:
a)    Riders: ARTICLE SIXTEEN: OPTION(S) TO EXTEND
ARTICLE SEVENTEEN: ROOF RIGHTS
b)    Exhibits
Exhibit A:     Land Legal Description.
Exhibit B:    Premises Site Plan.
Exhibit C:    Maintenance Obligations
Exhibit D:     Work Letter.
Exhibit E:    Current Lender’s SNDA (as hereinafter defined).
Exhibit F:    Form of Estoppel Certificate.
Exhibit G:    Operating Expense Exclusions
Exhibit H:    Landlord Waiver (as hereinafter defined)
Exhibit I:    Form of Letter of Credit
ARTICLE TWO: LEASE TERM.
Section 2.01.    Lease of Premises for Lease Term. Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the Lease Term. The Lease Term is for the period stated in Section 1.02 above and shall begin and end on the dates specified in Section 1.02 above, unless the beginning or end of the Lease Term is changed under any provision of this Lease.
Section 2.02.    Delay in Commencement. Subject to Tenant’s Early Access rights, Landlord will deliver possession of the Premises to Tenant upon Substantial Completion. Landlord shall use reasonable commercial efforts to achieve Substantial Completion on or before March 31, 2026 (the “Target Delivery Date”), subject to (i) Force Majeure (pursuant to Section 13.13) and (ii) Tenant Delays (as defined in Exhibit D). Each day of delay due to events of Force Majeure or Tenant Delay shall extend the Target Delivery Date, First Delayed Lease Commencement Date, the Second Delayed Lease Commencement Date, and the Third Delayed Lease Commencement Date by one (1) day. Except as otherwise expressly provided herein, Landlord’s failure to achieve Substantial Completion by the Target Delivery Date shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date shall be extended for a period equal to the delay in Landlord’s achievement of Substantial Completion beyond the Target Delivery Date. Notwithstanding the foregoing, if Landlord has not achieved Substantial Completion by April 15, 2026 (as may be extended due to Force Majeure and Tenant Delays, “First Delayed Lease Commencement Date”), Tenant shall receive a credit against Base Rent first coming due during the Term equal to one (1) day of Base Rent for the entire Premises for each day after the First Delayed Lease Commencement Date that Landlord fails to achieve Substantial Completion (“1/1 Rent Credit”) up to and including May 1, 2026. If Landlord is unable to achieve Substantial Completion by May 1, 2026 (as may be extended due to Force Majeure and Tenant Delays, “Second Delayed Lease Commencement Date”), Tenant shall receive a credit against Base Rent first coming due during the Term equal to three (3) days of Base Rent for the entire Premises for each day after the Second Delayed Lease Commencement Date that Landlord fails to achieve Substantial Completion up to and including July 15, 2026 (“3/1 Rent Credit”, and together with the 1/1 Rent Credit, the “Base Rent Credits”); provided, however, the 3/1 Rent Credit for the period from June 1, 2026 through and including July 15, 2026 shall be offset by fifty percent (50%) of any holdover rent incurred by Tenant and reimbursed by Landlord pursuant to the next sentence. If Landlord is unable to achieve Substantial Completion by May 31, 2026 (as may be extended due to Force Majeure and Tenant Delays, the "Third Delayed Lease Commencement Date"), then in addition to the Base Rent Credits accrued through and including July 15, 2026 (as same may be offset pursuant to the foregoing sentence), Landlord shall reimburse Tenant for the lesser of (i) any and all holdover rent incurred by Tenant under its existing lease for its distribution center facility in Robbinsville, New Jersey, and (ii) the extension rent incurred by Tenant pursuant to an agreement which extends the term of such lease for the facility or otherwise permits Tenant to occupy such facility from and after November 30, 2026, in each case to the extent resulting from Landlord's failure to achieve Substantial Completion by the Third Delayed Lease Commencement Date, it being expressly understood that Tenant shall require at least six (6) months to relocate from its existing space into the Building; provided, however, in no event shall Landlord be responsible for reimbursing Tenant for any consequential damages incurred by Tenant or the landlord under such lease. To the extent Landlord has not achieved Substantial Completion of the Landlord Improvements to the Premises by the date which is three hundred (300) days after the Target Delivery Date (as may be extended due to Force Majeure and Tenant Delays)(the “Termination Right Trigger Date”), then Tenant shall have the right to terminate this Lease, exercisable by the delivery of written notice to the Landlord (a “Termination Notice”), which Termination Notice shall be delivered on or before the thirtieth (30th) day after the Termination Right Trigger Date and effective as of the date that is sixty (60) days after the Termination Right Trigger Date (such sixtieth 60th day, the “Termination Effective Date”); provided, however, Landlord shall have the right to void a Termination Notice from Tenant if Landlord (1) delivers a written notice to Tenant committing to achieve Substantial Completion of the Landlord Improvements to the Premises on or before the Termination Effective Date, as may be extended due to Force Majeure and Tenant Delays, and (2) actually achieves Substantial Completion of the Landlord Improvements to the Premises on or before the Termination Effective Date, as may be extended due to Force Majeure and Tenant Delays. To the extent terminated pursuant to a Termination Notice which is not voided by Landlord, this Lease shall terminate on the Termination Effective Date and neither party shall have any further rights or obligations under this Lease, except to the extent such rights and obligations expressly survive the expiration or earlier termination of this Lease. Landlord agrees to use commercially reasonable efforts to provide Tenant with at least thirty (30) days’ advance notice (which may be in the form of electronic mail) of the date on which Substantial Completion is anticipated to occur.
Section 2.03.    Early Access. Landlord shall allow Tenant early access (subject to the terms hereof) to the Premises free from other occupants or tenancies no later than January 1, 2026 (as may be extended for Force Majeure, “Early Access”; and the date on which Tenant initially accesses the Premises, the “Early Access Date”), provided that: (i) this Lease is fully executed and delivered by Landlord and Tenant; (ii) Tenant has obtained all permits required for the activities Tenant wishes to engage in pursuant to this Section 2.03, and (iii) Tenant has delivered to Landlord certificates evidencing all insurance required to be carried by Tenant hereunder. Tenant shall also provide evidence to Landlord of insurance coverage for any and all of Tenant’s vendors and/or contractors as is reasonably acceptable to Landlord. The purpose of Tenant’s Early Access is for installation of Tenant’s equipment, including but not limited to, installation of racking, IT cabling and equipment, radio frequency network, wired guidance system, security system, wide area network connections, conveyor and print and apply automation, air compressors, corrugated baler, vertical plastic baler, battery changer rails, charges and racks, and any other similar purpose (but not for the purpose of conducting Tenant’s business operations within the Premises); provided, however, the listing of such equipment in this Section shall not be deemed or construed as Landlord’s approval of the same, and such approval shall be subject to the provisions and conditions set forth elsewhere in this Lease. Subject to the terms of the immediately succeeding sentence, Tenant shall not commence its business operations within the Premises during such early occupancy period. Subject to compliance with Applicable Laws and receipt of permits required for such activities, Tenant may begin shipping product to the Building during the Early Access period, provided that such shipment does not interfere with Landlord’s completion of the Landlord Improvements. Tenant may not ship any product from the Building during the Early Access period. Tenant’s Early Access to the Premises shall be subject to all of the provisions of this Lease, except for the payment of Rent, however, Early Access of the Premises shall not advance the expiration date of this Lease. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant shall reasonably cooperate with each other to ensure that during Tenant’s Early Access, neither Landlord nor Tenant shall unreasonably interfere with the use of the space by the other party; provided, however, except as expressly set forth in Section 2.02 above, Landlord shall not be liable for (and Tenant shall not be entitled to any abatement of rent related to) any interference in Tenant’s use of the Premises arising from Landlord’s completion of the Landlord Improvements. In the event of any such alleged unreasonable interference, Landlord shall immediately, after Landlord’s actual knowledge thereof, notify Tenant of such interfering acts by Tenant, and if such interference is not ceased within twenty-four (24) hours of such notice, such interference shall constitute a Tenant Delay, as defined in Exhibit D, for the period of time starting from the initial date of such interfering act until Tenant remedies such interference. Any materials of Tenant or Tenant’s agents, employees, contractors, or licensees or invitees (collectively, “Tenant Parties” and individually, a “Tenant Party”) stored in the Premises during such Early Access period shall be at Tenant’s sole risk and Landlord will have no obligation to secure the Premises prior to the Commencement Date. Except to the extent caused by gross negligence or willful misconduct of Landlord or any of Landlord’s agents, employees, contractors, licensees or invitees (collectively, “Landlord Parties” and individually, a “Landlord Party”), Landlord or any Landlord Party shall not be liable for any destruction, theft, vandalism or any other damage to any personal property placed, kept or stored by or on behalf of Tenant or permitted to be placed, kept or stored by Tenant during any Early Access period. Except to the extent caused by gross negligence or willful misconduct of Tenant or any Tenant Party, Tenant or any Tenant Party shall not be liable for any destruction, theft, vandalism or any other damage to any personal property placed, kept or stored by any other party during any Early Access period. The Early Access period shall end upon the occurrence of the Commencement Date, at which time Tenant shall have possession of the Premises for its full use for the Permitted Use and occupancy, pursuant to and subject to the terms of this Lease, twenty-four (24) hours per day, seven (7) days per week, fifty-two (52) weeks per year during the Term of this Lease.
Section 2.04.    Holding Over. Tenant shall have the right to remain in possession of the Premises for up to three (3) consecutive one-month periods following the expiration of the Lease Term or earlier termination of this Lease (“Permissive Occupancy Period”); provided Tenant shall provide notice to Landlord at least six (6) months prior to the expiration of this Lease, such notice to include the length of the Permissive Occupancy period in which Tenant intends to remain in the Premises; further provided, Tenant’s possession for the Permissive Occupancy Period shall be under the same terms and conditions as the previous term, except that Base Rent shall be at a rate of one hundred three percent (103%) of Base Rent in effect immediately prior to the holdover possession. The Permissive Occupancy Period shall not constitute a holdover by Tenant. If Tenant retains possession of the Premises after the Permissive Occupancy Period or in the event of any other holdover (including following an early termination by Tenant and any period following the expiration or sooner termination of this Lease that does not constitute the Permissive Occupancy Period), then such possession shall constitute a tenancy at sufferance and Tenant shall pay Base Rent to Landlord monthly for each month of any such hold over at a rate equal to one hundred twenty-five percent (125%) of the Base Rent then in effect at the expiration of the Lease Term. If Tenant does not vacate the Premises upon the expiration of the Lease Term or earlier termination of the Lease or the Permissive Occupancy Period in accordance with the terms of this Lease, such holdover possession shall be subject to all of the terms of this Lease, other than the payment of Base Rent, which shall be paid on a monthly basis as set forth above, and excluding any expansion or extension option or other similar right or option. Acceptance by Landlord of any Rent after such expiration or earlier termination of this Lease or Permissive Occupancy Period shall not constitute a consent to a holdover hereunder or result in a renewal of the Lease or any lease and nothing in this Section 2.04 shall limit or restrict Landlord from pursuing any remedies against Tenant for failure to timely vacate the Premises. For the avoidance of doubt, Tenant shall also be responsible for paying Additional Rent during the hold over period. If (a) Tenant has not vacated the Premises following the expiration of the Lease Term, or the Permissive Occupancy Period, as applicable, and (b) Landlord provides Tenant not less than ninety (90) days’ prior notice of the amount of any damages that Landlord will incur as a result of Tenant’s failure to vacate the Premises, then if Tenant fails to vacate within the later to occur of (i) the expiration of the Lease Term, (ii) the Permissive Occupancy Period, and (iii) ninety (90) days after receipt of such notice, Tenant shall be liable to Landlord for the rental revenue lost by Landlord as a result of the holdover (other than as a result of a termination of any executed lease for any portion of the Premises), and any amounts Landlord is required to pay to any new tenant (whether in the form of rent abatement, monetary damages, or otherwise) as a result of the holdover, but Tenant will not otherwise be liable for any indirect or consequential damages. No holding over by Tenant, whether with or without consent of Landlord, shall operate to extend this Lease except as otherwise expressly provided herein.

ARTICLE THREE: BASE RENT.
Section 3.01.    Time and Manner of Payment. On the Commencement Date, Tenant shall pay Landlord the Base Rent in the amount stated in Section 1.06(a) (as increased annually as provided therein) subject to the Base Rent Abatement. On the first day of the month of the Lease Term and each month thereafter, Tenant shall pay Landlord the Base Rent, in advance, without offset, deduction or prior demand, except as otherwise expressly provided herein. Rent shall be payable via automatic clearing house (ACH) transfer or at Landlord’s address set forth in Section 13.06, or at such other place as Landlord may designate in writing. Notwithstanding anything to the contrary contained in this Lease and notwithstanding any Claims that Tenant may have against Landlord, Tenant’s obligation to timely pay Rent is a covenant independent from any of Landlord’s obligations in this Lease. If the Commencement Date occurs on a day other than the first day of a calendar month, the monthly installment of Base Rent and Additional Rent for the first fractional month (the “Stub Period”) shall be equal to an amount which is the product of the monthly installment of Base Rent and Additional Rent multiplied by a fraction, the denominator of which is the number of days in the calendar month in which the Stub Period falls and numerator of which is the number of days in such Stub Period, and shall be paid by Tenant to Landlord within thirty (30) days of the Commencement Date, and the Abated Base Rent Period shall commence on the first day of the first full calendar month occurring after the Stub Period.
Section 3.02.     Security Deposit. Within three (3) Business Days of the Execution Date, Tenant shall deposit with Landlord the Security Deposit as set forth in Section 1.07 above. Upon the occurrence of an Event of Default (and the continuance of such Event of Default after the expiration of any applicable notice and cure period set forth in Section 10.02), Landlord shall retain and may apply such Security Deposit to any of Landlord’s costs, fees, expenses, damages sustained by Landlord resulting from Tenant’s default (including, without limitation, those amounts under Section 10.03). Landlord may apply all or part of the Security Deposit to any unpaid rent or other charges due from Tenant or to cure any other defaults of Tenant remaining after any applicable notice and cure period set forth in Section 10.02. If Landlord uses any part of the Security Deposit to cure a Tenant default and except as otherwise provided in this Lease, Tenant shall restore the Security Deposit to its full amount within thirty (30) days after Landlord’s written request. Tenant’s failure to do so shall be an Event of Default under this Lease. Landlord shall deposit the Security Deposit in an interest-bearing account with the interest accruing to the benefit of Tenant. Landlord shall not be required to keep the Security Deposit separate from its other accounts and no trust relationship is created with respect to the Security Deposit.
The Security Deposit, whether in the form of cash, Letter of Credit and/or Letter of Credit Proceeds (as defined below), shall not be deemed an advance rent deposit or an advance payment of any kind, or a measure of Landlord’s damages with respect to Tenant’s failure to perform, nor shall any action or inaction of Landlord with respect to it or its use or application be a waiver of, or bar or defense to, enforcement of any right or remedy of Landlord.
As used herein, “Letter of Credit” shall mean up to two (2) unconditional, irrevocable sight draft letters of credit: (A) issued, presentable and payable at a bank (the “Bank”) that is either (i) the office of a major national bank satisfactory to Landlord in its sole discretion and presentable in a location satisfactory to Landlord in its sole discretion, or (ii) JPMORGAN CHASE BANK, N.A (“JPM”), presentable via facsimile and in the form attached hereto as Exhibit I; (B) naming Landlord as beneficiary, and (C) in an amount equal in the aggregate to Two Million Seven Hundred Thirty-Five Thousand Seven Hundred Eighty-Seven and 96/100 Dollars ($2,735,787.96) (subject to reduction pursuant to Section 1.07). The Letter of Credit shall be in the form attached hereto as Exhibit I. The Letter of Credit shall provide: (i) that Landlord may make partial and multiple draws thereunder, up to the face amount thereof, and that Landlord may draw upon the Letter of Credit up to the full amount thereof, as determined by Landlord, and the Bank will pay to Landlord the amount of such draw upon receipt by the Bank of a sight draft signed by Landlord without requirement for any additional documents or statements by Landlord; and (ii) that, in the event of assignment or other transfer of either Landlord’s interest in this Lease or of any interest in Landlord (including, without limitation, consolidations, mergers, reorganizations or other entity changes), the Letter of Credit shall be freely transferable by Landlord, without charge and without recourse, to the assignee or transferee of such interest and the Bank shall confirm the same to Landlord and such assignee or transferee. In the event that such a transfer is required, but the Bank issuing the Letter of Credit will not provide a transfer form that is acceptable to Landlord, in Landlord’s sole discretion, then Tenant shall, promptly after receipt of notice from Landlord that Landlord cannot obtain an acceptable transfer form, either (x) replace such Letter of Credit with cash in an equal amount thereto, or (y) provide a replacement Letter of Credit from another Bank in the form required by this Section 3.02 and includes a transfer form that is acceptable to Landlord, in Landlord’s sole discretion (provided that the transfer form attached to Exhibit I is hereby approved by Landlord). For the avoidance of doubt, Landlord hereby reserves the right to review and approve the transfer form for the Letter of Credit, including, without limitation, the transfer form for any Letter of Credit issued by JPM. Landlord may (but shall not be required to) draw upon the Letter of Credit and use the proceeds therefrom (the “Letter of Credit Proceeds”) or any portion thereof in any manner Landlord is permitted to use the Security Deposit under this Section 3.02. In the event Landlord draws upon the Letter of Credit and elects not to terminate the Lease, but to use the Letter of Credit Proceeds, then within thirty (30) days after Landlord gives Tenant written notice specifying the amount of the Letter of Credit Proceeds so utilized by Landlord, Tenant shall immediately deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit in an amount equal to one hundred percent (100%) of the then-required amount of the Letter of Credit. Tenant’s failure to deliver such amendment or replacement of the Letter of Credit to Landlord within thirty (30) days after Landlord’s notice shall constitute an Event of Default by Tenant under this Lease. The Letter of Credit shall have an initial term of no longer than one (1) year, shall be “evergreen”, and shall be extended, reissued or replaced by Tenant, in each case at least thirty (30) days prior to its expiration in a manner that fully complies with the requirements of this Section 3.02, so that in all events the Letter of Credit required hereunder shall be in full force and effect continuously until the date (the “L/C Expiration Date”) for return of the Security Deposit described in Section 3.03 below. No more often than once per year, Landlord shall have the right to require Tenant to deliver to Landlord, on fifteen (15) days’ prior notice, a replacement Letter of Credit on the same terms and conditions set forth in this Section 3.02, in the event that the issuing Bank is no longer satisfactory to remain as the issuer of the Letter of Credit (or, at Tenant’s option, within such fifteen (15) day period, Tenant may replace such Letter of Credit with cash or other collateral reasonably acceptable to Landlord in its sole and absolute discretion). In the event the issuer of any Letter of Credit held by Landlord is placed into receivership or conservatorship by the

Federal Deposit Insurance Corporation or any successor or similar entity, then, effective as of the date such receivership or conservatorship occurs, said Letter of Credit shall be deemed to not meet the requirements of this Section 3.02, and within twenty (20) days of notice thereof by Tenant, Tenant shall replace such Letter of Credit with cash or other collateral reasonably acceptable to Landlord in its sole and absolute discretion (and Tenant’s failure to do so shall, notwithstanding anything in this Lease to the contrary, constitute an Event of Default), provided that Landlord agrees to surrender the replaced Letter of Credit promptly after receipt of the approved substitute. Any failure or refusal of the issuer to honor the Letter of Credit shall be at Tenant’s sole risk and shall not relieve Tenant of its obligations under this Section 3.02. Any advice from the issuer that it intends to withdraw or not extend the Letter of Credit prior to any scheduled annual expiration or the L/C Expiration Date shall entitle the Landlord to immediately draw upon the Letter of Credit. Notwithstanding anything in this Lease to the contrary, any cure or grace periods set forth in this Lease shall not apply to any of the foregoing in this Section 3.02.
No trust relationship is created herein between Landlord and Tenant with respect to said Letter of Credit. Tenant hereby agrees not to look to any mortgagee as mortgagee, mortgagee-in-possession or successor in title to the Premises for accountability for any letter of credit required by Landlord hereunder, unless said letter of credit (or the proceeds thereof) have actually been received by said mortgagee as security for Tenant’s performance of this Lease. Landlord shall transfer the letter of credit (or, as applicable, deliver or credit the proceeds thereof) to the purchaser of Landlord’s interest in the Premises, in the event that such interest is sold, and thereupon Landlord shall be discharged from any further liability with respect thereto.
Section 3.03.    Termination; Advance Payments. Within thirty (30) days after expiration of the Lease Term or an earlier termination of this Lease that does not arise from Tenant’s Default, provided Tenant has vacated the Premises as required by this Lease, Landlord shall refund to Tenant any unapplied portion of the Security Deposit in accordance with Section 3.02 above, any unapplied advance Rent or other advance payments made by Tenant to Landlord which apply to any time periods after termination of the Lease, and any amounts paid for Real Property Taxes and other reserves which apply to any time periods after termination of the Lease, subject to any off-set for any Tenant obligation to reimburse Landlord for costs which are unpaid.
ARTICLE FOUR: OTHER CHARGES PAYABLE BY TENANT.
Section 4.01.    Rent. The term “Rent” shall mean Base Rent and Additional Rent. Notwithstanding any provision in this Lease to the contrary, Additional Rent will begin to accrue beginning on the Commencement Date.
Section 4.02.    Property Taxes.
a)    Real Property Taxes. Tenant shall pay all Real Property Taxes (as defined below) imposed on the Premises to Landlord.
b)    Definition of “Real Property Tax”. “Real Property Tax” means all ad valorem real estate taxes, general or special assessments for betterments and improvements and similar charges that are levied or assessed by any lawful authority on or in connection with the

Premises and are allocable to the Lease Term, including, without limitation (i) any fee, license fee, license tax, business license fee, excise tax, commercial rental tax, levy charge, assessment, interest or tax imposed by any taxing authority against the Premises; (ii) any tax or charge for fire protection, streets, sidewalks, road maintenance, refuse or other services provided to the Premises by any governmental agency; (iii) any real estate tax imposed upon this transaction or based upon a re-assessment of the Premises due to a change of ownership, as defined by applicable law; (iv) any tax or charge for a local improvement district; (v) any charge or fee replacing any tax previously included within the definition of Real Property Tax; and (vi) any costs of determining, filing, contesting and appealing any such tax, assessment or charge, including accountants’, attorneys’ and consultants’ fees in connection with any tax appeal undertaken by Landlord (provided that in no event shall Landlord be entitled to collect costs in excess of the refund and/or reduction actually received or obtained by Landlord). Unless any of the same are imposed in lieu of any real property or ad valorem tax, “Real Property Tax” does not, however, include (i) Landlord’s federal or state income taxes and other taxes to the extent applicable to Landlord’s general or net income, (ii) all excess profits taxes, franchise taxes, or other such taxes imposed on or measured by the income of Landlord from the operation of the Premises; (iii) inheritance or succession taxes, gift taxes, capital stock taxes, estate taxes, (iv) tax on Landlord’s income, profits, margin or gross receipts or other taxes which are based upon receipts with respect to the Rent received (except to the extent included in taxes passed through to and/or paid by Tenant in lieu of real estate taxes), (v) any documentary stamp taxes, mortgage lien taxes, transfer gains taxes, or recording fees in connection with any transfer or financing of Landlord’s interest in this Lease, (vi) any special assessments used to fund the initial infrastructure or other initial improvements in the Premises or subsequent enlargement of the Premises, which may be levied against the Premises, or (vii) any late charges or interest payable due to a late payment of Real Property Tax unless the late payment is due to an action of Tenant or failure to comply timely with its obligations pursuant to this Lease. Notwithstanding the foregoing, Landlord and Tenant acknowledge and agree that Tenant shall realize the benefit of any Incentive Award (as defined in Section 4.02(f)) obtained by Tenant and any Incentive Award shall be passed through by Landlord to Tenant as and to the extent such benefits are actually received and/or realized by the Landlord, including the reduction of the amount of Real Property Taxes to be paid by Tenant under this Section 4.02 by any tax credit received under the Washington County, Maryland Job Creation and Capital Investment Real Property Tax Credits Ordinance No. ORD-2016-10 (“JCRP”) and preliminarily approved by the Maryland Department of Commerce and Washington County by letter dated November 20, 2024 (the “JCRP Letter”), or any other Incentive Award received by Tenant pursuant to the terms of this Lease; provided Tenant shall remain responsible for any charge or fee intended to replace any tax previously included within the definition of Real Property Tax.
c)    Assessment. Landlord represents that on or before the Commencement Date the Premises shall be separately assessed for purposes of real property taxation.
d)    Personal Property Taxes.
(i)    Tenant shall pay all taxes charged against trade fixtures, furnishings, equipment or any other personal property (including the Roof Equipment and Generators) located on the Premises prior to the same becoming delinquent. Tenant shall use commercially reasonable efforts to have its personal property taxed separately from the Premises.

(ii)    If any of Tenant’s personal property is taxed with the Premises, Landlord shall provide Tenant with a copy of the personal property tax bill and Tenant shall pay such taxes directly to the taxing authority.
e)    Right to Contest Taxes. To the extent Landlord desires to contest the imposition of any taxes against the land or improvements, Landlord shall proceed with such protest in accordance with the applicable law. In the event Landlord elects not to contest the imposition of taxes, Tenant may, upon written notice to Landlord (which notice must be provided no later than the later of (i) fifteen (15) business days after Landlord has provided the tax assessment notice to Tenant and (ii) five (5) business days prior to the applicable deadline to contest such Real Property Taxes) and at Tenant’s sole cost and expense, contest the imposition of taxes against the land and improvements, and Landlord shall use commercially reasonable efforts, at no out-of-pocket cost or expense to Landlord, to cooperate with and facilitate Tenant in the proceedings related to any such contest as reasonably requested by Tenant. Landlord shall have the right to reasonably approve the party Tenant engages to contest the imposition of the Real Property Taxes. In the event Landlord is required to expend any funds as part of Tenant’s contest of the Real Property Taxes, Tenant shall reimburse Landlord for all such actual reasonable costs and expenses within thirty (30) days of delivery to Tenant of invoice therefor (and without limiting the foregoing, Tenant shall be solely responsible for any increase in Taxes resulting from any such contest). If, as a condition to such action, the taxing authority with jurisdiction thereover requires that payment of the challenged Real Property Taxes be made as a prerequisite to bringing a contest action, then Tenant shall pay such Real Property Taxes to Landlord under protest and Landlord will pay the taxing authority with whom such protest has been made under protest. Tenant shall indemnify, hold harmless and defend Landlord from any liability for such Real Property Taxes or interest or penalties caused by or resulting from such contest, challenge or appeal by Tenant described in this Section 4.2(e).
f)    Incentives. Each of Tenant and Landlord acknowledges and agrees that Tenant shall be solely responsible for obtaining any federal, state or local approvals, consents, amendments, modifications and the like for incentive arrangements and tax credits in connection with Tenant’s decision to conduct business on the Premises to the extent the same exclusively relate to the Premises or Tenant’s business operations therein, including without limitation any tax increment financing, real property tax abatement, sales tax exemption, and renewable energy grants or subsidies from the State of Maryland, County of Washington, and local governmental authority, in an amount that is acceptable to Tenant in its sole discretion (the “Incentive Award”); provided, any such Incentive Award binding on the Premises (as opposed to solely with respect Tenant’s business operations therein) or Landlord shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned, or delayed. Landlord agrees to reasonably cooperate, support and coordinate with Tenant and Tenant’s consultant in connection with Tenant qualifying for, receiving and maintaining the Incentive Award, provided that the same do not impose any material out of pocket cost or liability on Landlord or the Premises. In the event Tenant seeks to negotiate with state and local authorities (collectively, the “Taxing Authorities”) for the provision of any Incentive Award binding on the Premises (as opposed to solely with respect Tenant’s business operations therein) or Landlord, Tenant shall provide to Landlord prior written notice of any such negotiations and shall permit a representative of Landlord to participate in the same. All such submissions to the Taxing Authorities shall be subject to Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned, or delayed. It is understood and agreed that all costs and expenses payable by either Landlord or Tenant under the Incentives or any other agreement related to the Incentive Award shall be the sole obligation of Tenant. The parties hereby acknowledge and agree, that for the purposes of any Landlord approval required under this Section 4.02(f), it shall not be unreasonable for Landlord to withhold its approval of any proposed Incentive Award (or any application or submission therefor) that would: (a) adversely impact or unreasonably delay the intended construction of the Landlord Improvements; (b) materially increase the cost of such construction; (c) have a material adverse effect on any access to any other portion of the Premises or to any proposed parking thereon; (d) impose new or additional restrictive, monetary or burdensome legal requirements with respect to the Premises (or any portion thereof); (e) alter the legal description of the Premises (or any portion thereof); (f) reduce the permitted density on the Premises (or any portion thereof); or (g) increase any existing obligation of Landlord. Landlord acknowledges and consents to the proposed Incentive Award as set forth in the JCRP Letter.
Section 4.03.    Utilities. Landlord shall deliver the Premises to Tenant on the Commencement Date with all utilities independently metered. Tenant shall pay, directly to the appropriate utility provider the actual cost of all natural gas, electric, heat, light, power, sewer service, telephone and data communication lines, water, refuse disposal and all other utilities and services supplied to the Premises. In the event that Tenant is prevented from using, and does not use, the Premises or any portion thereof for normal business operations, as a result of an interruption of utilities service to the Premises due to Landlord’s gross negligence or intentional acts, and that interruption continues for more than five (5) days, Tenant shall be entitled to an abatement of Rent in proportion to the square footage of the Premises affected by such interruption during the period beginning on the sixth (6th) consecutive day of the interruption and ending on the day service is restored (whether or not the Premises has been reopened for Tenant’s Permitted Use). If such interruption arising out of Landlord’s gross negligence or intentional acts results in material interruption of Tenant’s normal business operations that continues for more than forty-five (45) days, Tenant shall have the right to terminate the Lease, effective upon thirty (30) days’ prior written notice to Landlord; provided, however, that if the problem is corrected prior to the effective date of such termination, such termination notice shall be deemed null and void. Notwithstanding the foregoing, or anything contained herein to the contrary, to the extent any such above-described interruption relates to electrical service/utilities, and Landlord makes available back-up electrical power to the Premises sufficient to allow Tenant to continue Tenant’s normal business operations, no such interruption shall be deemed to have occurred.
Section 4.04.    Insurance Policies.
a)    Liability Insurance. During the Lease Term, Tenant shall maintain the following insurance policies: (a) commercial general liability insurance in amounts of $1,000,000 per occurrence and $2,000,000 in the aggregate, insuring Tenant and the Premises against liability for bodily injury, property damage (including without limitation loss of use of property, other than property owned by or in the care, custody, or control of Tenant) and personal injury arising out of the operation, use or occupancy of the Premises; (b) contractual liability insurance sufficient to cover Tenant’s indemnity obligations hereunder (to the extent such contractual liability insurance is not already included in Tenant’s commercial general liability insurance policy); (c) worker’s compensation insurance in amounts required by applicable law, including the laws of the State of Maryland; (d) employer’s liability coverage of not less than $1,000,000; (e) automobile liability coverage of not less than $1,000,000; and (f) commercial umbrella and excess liability policies that follow form over the primary general liability, commercial automobile, and employers’ liability policies with limits of $10,000,000 per occurrence and in the aggregate. The general liability policy shall be on an occurrence form. Tenant shall name Landlord, Landlord’s property manager, Landlord’s lender and any other party requested by Landlord in writing (“Landlord Insureds”), as additional insureds under such policy, and shall be endorsed to provide that they shall not be cancelable or reduced without at least 30 days’ prior notice to Landlord; provided, however, that if Tenant’s then-current insurer does not provide endorsements whereby the insurer will provide additional insureds with 30 days’ prior written notice of policy cancellation or reduction, then Tenant shall provide Landlord with not less than 20 days’ prior written notice of policy cancellation or reduction. Tenant may use a combination of primary and umbrella policies to achieve the limits listed above. The liability insurance obtained by Tenant under this Section 4.04(a) shall: (i) be primary and non-contributory to any insurance carried by Landlord; (ii) contain severability of interests endorsements, (iii) contain cross-liability endorsements; and (iv) insure Landlord against Tenant’s performance under Section 5.05, if the matters giving rise to the indemnity under Section 5.05 result from the negligence of Tenant or any Tenant Party. Landlord’s insurance shall be excess and non-contributory with respect to Tenant’s insurance. The amount and coverage of such insurance shall not limit Tenant’s liability nor relieve Tenant of any other obligations under this Lease. Upon Tenant’s written request from time to time during the Term, as extended, if applicable, Landlord shall provide to the Tenant a certificate of insurance evidencing coverages herein.
b)    Property and Rental Income Insurance. During the Lease Term, Landlord shall maintain “all-risk” policies of insurance covering loss of or damage to the Premises (including without limitation sinkhole coverage) in the full amount of the replacement value, including the Landlord Improvements (“Landlord’s Property Insurance”). Landlord may also, in Landlord’s sole and absolute discretion, obtain comprehensive general liability insurance and pollution legal liability insurance in an amount and with coverage to be determined by Landlord (provided such amount and coverage are not in excess of those obtained by institutional landlords of similar industrial warehouse properties in Washington County) insuring Landlord against liability arising out of the ownership, operation or use of the Premises by Landlord during the Lease Term. Landlord shall name Tenant as additional insured under such policy. Landlord shall not obtain insurance for Tenant’s Property (as defined below) or Tenant’s Personal Property (as defined in Section 13.19), and shall have no responsibility whatsoever for any damage thereto. During the Lease Term, Landlord shall also maintain business interruption coverage, with loss payable to Landlord, in an amount equal to one (1) year’s Base Rent, plus estimated Real Property Taxes and Property Insurance Premiums (hereinafter defined). If Landlord obtains blanket insurance policies covering other properties in addition to the Premises, Landlord shall equitably allocate the cost of such blanket policies amongst the properties covered, and only the cost allocated to the Premises shall be included under this Lease. Tenant, at its own expense, also shall maintain during the Lease Term (or from such earlier date upon which Tenant enters or occupies the Premises or any portion thereof, fire and extended coverage property insurance covering (i) the replacement cost of all alterations, additions, partitions and improvements other than Landlord Improvements installed or placed on or around the Premises after the Commencement Date by Tenant (“Tenant’s Property”) not covered by the insurance to be obtained by Landlord herein, and (ii) the full replacement cost of all Personal Property contained within the Premises, and (iii) business interruption insurance (collectively, “Tenant’s Property Insurance”). Tenant’s Property Insurance shall provide protection against all perils reasonably including common exclusions reasonably available from qualified insurers providing coverage in the territory in which the Premises is located. All such foregoing described policies of Tenant shall include a waiver of subrogation in favor of Landlord in accordance with Section 4.04(d) below.
c)    Payment of Premiums. Tenant shall pay one hundred percent (100%) of all premiums for Landlord’s insurance policies (“Property Insurance Premiums”) referenced in this Section 4.04 as Additional Rent, and Tenant shall pay one hundred percent (100%) of all premiums for Tenant’s insurance policies described in this Section 4.04. Landlord estimates (but does not guarantee) the initial annual cost of the Property Insurance Premiums is $0.15 per square foot of the Premises per annum. If insurance policies maintained by Landlord cover improvements on real property other than the Premises, Landlord shall deliver to Tenant a statement of the premium applicable to the Premises showing in reasonable detail how Tenant’s share of the premium was computed. Before the Commencement Date or any earlier date on which Tenant accesses the Premises, Tenant shall deliver to Landlord a copy of the certificate of insurance for any policy of insurance which Tenant is required to maintain under this Section 4.04, together with a copy of the declarations page from such policy and a copy of the additional insureds endorsements required hereunder. At least twenty (20) days prior to the expiration of any such policy, Tenant shall deliver to Landlord documentation of a renewal of such policy. Each party shall have sole responsibility for payment of all deductibles under its respective insurance policy(ies); provided that up to Twenty-Five Thousand and 00/100 Dollars ($25,000) per occurrence of any deductibles for Landlord’s insurance policies may be included in Pass-Through Expenses to the extent permitted pursuant to the terms of this Lease.
d)    General Insurance Provisions.
(i)    If Tenant fails to deliver to Landlord an insurance certificate or documentation of renewal of any policy as required under this Lease within the prescribed time period or if any such policy is cancelled or modified during the Lease Term without Landlord’s consent, Landlord may upon fifteen (15) days prior written notice to Tenant and Tenant’s failure to deliver such insurance certificate within ten (10) days of such written notice, obtain such insurance, in which case Tenant shall reimburse Landlord for the cost of such insurance within thirty (30) days after receipt of a statement that indicates the cost of such insurance.
(ii)    Tenant shall maintain all insurance required under this Lease with companies holding a “General Policy Rating” of A-, VIII, or better, as set forth in the most current issue of “Best Key Rating Guide”. Landlord and Tenant make no representation as to the adequacy of such insurance to protect Landlord’s or Tenant’s interests. Therefore, each party may obtain any such additional property or liability insurance, at its own expense (except as set forth herein), which each deems necessary to protect its interests. The limits of insurance required by this Lease or as otherwise carried by each party shall not limit the liability of such party or relieve such party of any obligations under this Lease, except to the extent provided in any waiver of subrogation contained in this Lease.

(iii)    Notwithstanding the provisions of Section 5.05, Landlord and Tenant each hereby release each other and their respective agents and employees, from responsibility and liability for and waive any and all rights of recovery against the other, or against the members, managers, officers, employees, agents or representatives of the other, for loss of or damage to its property, if such loss or damage is covered by any insurance policy in force (whether or not described in this Lease) or required to be carried by each of them at the time of such loss or damage. Upon obtaining the required policies of insurance, each party shall provide notice to the insurance carrier or carriers of this mutual waiver, as required by such policies, and shall cause its respective insurance carriers to waive all rights of subrogation against the other.
Section 4.05.    Late Charges. Tenant’s failure to pay Rent promptly may cause Landlord to incur unanticipated costs. The exact amount of such costs is impractical or extremely difficult to ascertain. Such costs may include, but are not limited to, processing and accounting charges and late charges which may be imposed on Landlord by any ground lease for, or mortgage or trust deed encumbering, the Premises. Therefore, if Landlord does not receive any Rent payment within five (5) business days after Tenant’s receipt of written notice from Landlord that said amount is due, Tenant shall pay to Landlord a late charge equal to four percent (4%) of the overdue amount as Additional Rent, but in no event in an amount less than $500.00 or greater than $5,000.00. The parties agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment. Notwithstanding the foregoing, Tenant shall not be subject to such late charge or interest for the first time in each calendar year that Tenant fails to promptly pay any amount when due.
Section 4.06.    Interest on Past Due Obligations. Any amount owed by Tenant to Landlord which is not paid within ten (10) days after the date the payment is due shall bear interest at the Reference Rate (as hereinafter defined) from the due date of such amount until paid in full. However, interest shall not be payable on late charges to be paid by Tenant pursuant to Section 4.05 above. The payment of interest on such amounts shall not excuse or cure any Default by Tenant under this Lease. For purposes of this Lease Agreement, the “Reference Rate” shall mean the rate that is the greater of (1) eight percent (8%) per annum, and (2) the “prime rate” as published in the Wall Street Journal (or if the Wall Street Journal ceases to publish a “prime rate”, then from a similar publication) as of the date such interest commenced to accrue plus two percent (2%). If the interest rate specified in this Section 4.06 is higher than the rate permitted by applicable law, the interest rate is hereby decreased to the maximum legal interest rate permitted by applicable law.
Section 4.07.    Management Fees. Tenant shall reimburse Landlord monthly for all actual management fees and expenses, including without limitation property management accounting fees, incurred by Landlord in connection with the Premises, which shall not exceed two percent (2%) of all gross receipts from the Premises (provided, in no event shall such fees be in excess of the amount actually incurred by Landlord therefor) (“Management Fees”). Gross receipts shall mean all monies received by Landlord from Tenant other than Real Property Tax, insurance deductibles, and Management Fees.

ARTICLE FIVE: USE OF PREMISES.
Section 5.01.    Permitted Uses. Tenant may use the Premises only for the Permitted Uses set forth in Section 1.03 above.
Section 5.02.    Compliance with Law. Landlord shall deliver the Premises to Tenant on the Commencement Date in compliance with any statute, law, including without limitation all environmental laws, the Foreign Investment in Real Property Tax Act, the Comprehensive Environmental Response Compensation and Liability Act, the Occupational Safety and Health Act and the Americans with Disabilities Act of 1990 and any similar state statute, as may be amended (“ADA”), code, ordinance, rule or regulation, matter of record, or governmental regulation or order (collectively, the “Applicable Laws”) and title matters set forth on Exhibit A-1 annexed hereto (“Title Matters”).
Section 5.03.    Hazardous Materials.
a)    As used in this Lease, the term “Hazardous Material” or “Hazardous Substance” means any flammable, explosive, radioactive, hazardous or toxic, or other substances, material or waste or related materials, that are defined as or included in the definition of “hazardous substances”, “hazardous wastes”, “hazardous materials”, “toxic substances” or similar terminology under any applicable federal, state or local laws or regulations, or that may adversely affect human health, safety or the environment, including, without limitation, petroleum-based products, paints, solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonia compounds and other chemical products, asbestos, PCBs and similar compounds. Except as otherwise provided herein, Tenant shall not cause any Hazardous Material to be generated, manufactured, produced, brought upon, used, stored, treated, released, or disposed of in or about the Premises (each such action, a “Use”), without the prior written consent of Landlord, which Landlord may withhold in its reasonable discretion. Landlord shall be entitled to take into account such factors or facts as Landlord may reasonably determine to be relevant in determining whether to grant or withhold consent to Tenant’s proposed activity with respect to Hazardous Material. Notwithstanding the above, Landlord consents to Tenant’s use of cleaning, office supplies, and materials customarily used in the ordinary course of Tenant’s business (including but not limited to paints, oils, grease, printing ink, propane fuel, and diesel fuel), and to Tenant’s use of lead battery acid that is stored in its batteries, in ordinary amounts, all as more particularly identified on Exhibit J attached hereto, and so long as such materials are used, stored, and disposed of in accordance with all Applicable Laws (the “Permitted Hazardous Materials”). The foregoing shall not, however, be deemed to limit or restrict any requirement for Landlord’s consent as otherwise provided in this Lease. Upon written request by Landlord, Tenant shall complete a certification from time to time (but not more than once per calendar year except to the extent necessary for Landlord to comply with Applicable Laws), relating to Tenant’s Use of Hazardous Materials on the Premises; provided, however, that in no event shall Tenant be required to prepare such disclosure statements in connection with Permitted Hazardous Materials. Tenant shall maintain all records required by Applicable Law and necessary to document that the facilities and equipment on the Premises are being operated in compliance with all the requirements of Applicable Laws and will provide Landlord with copies of such records promptly following a written request therefor. Tenant shall promptly deliver to

Landlord a copy of any notice of violation of any Applicable Law issued to Tenant and relating to the Premises.
b)    As required during the Term of this Lease and prior to the expiration or earlier termination of this Lease or earlier surrender of the Premises, Tenant, at its sole cost and expense, shall remove all Hazardous Materials that Tenant stored, disposed of, or Used (except and to the extent caused or contributed to by Landlord or a Landlord Party or existing prior to the Commencement Date or Early Access of the Premises by Tenant, except to the extent stored, disposed of, or Used by Tenant) onto or from the Premises, in a manner that (i) complies with all Applicable Law; (ii) does not require the recording of any deed restriction or notice regarding the Premises; and (iii) may be reasonably necessary to restore the Premises to the condition that existed prior to the Commencement Date or Early Access to the Premises by Tenant or any Tenant Party. Tenant shall perform such work at any time during the Lease Term upon reasonable written request by Landlord or, in the absence of a specific request by Landlord, as and when required by Applicable Law but in any event before Tenant’s right to possession of the Premises terminates or expires (whichever is earlier). If Tenant fails to perform such work before Tenant’s right to possession terminates or expires (whichever is earlier), such failure shall be an Event of Default, and after expiration of applicable notice and cure periods, Landlord may at its discretion, and without waiving any other remedy available under this Lease or at law or equity (including without limitation an action to compel Tenant to perform such work), perform such work and Tenant shall promptly reimburse Landlord for all reasonable out of pocket costs incurred by Landlord within thirty (30) days of delivery of an invoice therefor and such obligation shall survive the expiration or earlier termination of this Lease.
c)    Subject to the terms and conditions herein, Landlord shall have access to, and a right to perform inspections and tests of, the Premises (in each case at Landlord’s sole cost and expense, unless a violation is discovered for which Tenant is responsible under this Lease, in which event Tenant shall reimburse Landlord for all reasonable costs in connection with such tests and inspections) reasonably necessary to determine Tenant’s compliance with Applicable Laws, its obligations under this Section 5.03, and/or the environmental condition of the Premises. Such access by Landlord shall be upon reasonable prior notice (except in the event of an emergency) to Tenant and shall be subject to Tenant’s reasonable safety and security requirements, all pursuant to the terms of Section 5.06. Landlord’s action, inspections and tests hereunder shall be performed in a commercially reasonable manner and Landlord shall use commercially reasonable efforts to mitigate any interference with Tenant’s operations, provided that the same shall not require Landlord to use overtime or premium pay labor.
d)    If Tenant’s actions or inactions on the Premises is in violation of any Applicable Law concerning the presence, disposal, or Use of Hazardous Substances or the handling or storing of Hazardous Substances by Tenant or any Tenant Party, Tenant shall promptly engage in (i) such required management as is necessary to immediately correct the violation; and (ii) incorporate such additional protocols as Applicable Law may require; provided that Landlord’s written approval shall first be obtained in cases where the Premises is to be physically altered by Tenant. Further, and for the avoidance of doubt, in connection with any remediation or similar activities undertaken by Tenant, Landlord’s consent shall be required (but Landlord shall not be obligated to provide such consent) in connection with use restrictions and/or institutional controls, or the execution and recording of deeds or notices imposing such use restrictions and/or institutional controls. Additionally, Landlord shall have the right (but not an obligation), at its sole cost and expense, to observe and monitor any and all of the above-described activities or remediation undertaken by Tenant and to receive copies of all documentation related thereto. If Tenant does not act in a prudent and timely manner as set forth in this Lease, such failure shall be an Event of Default, and Landlord reserves the right, but not the obligation, to come onto the Premises after expiration of applicable notice and cure periods (except in the event of an emergency), to act in place of Tenant and to take such action as Applicable Law deems necessary to mitigate and/or correct the violation. If Landlord has a reasonable belief that Tenant is in violation of any Applicable Law with regard to Hazardous Materials or that Tenant’s actions or inactions is reasonably likely to give rise to a violation of any Applicable Law with regard to Hazardous Materials, Landlord reserves the right, after providing Tenant written notice and reasonable opportunity to cure (except in the event of an emergency), to enter onto the Premises and take such corrective or mitigating action as Applicable Law deems necessary in connection with such violation or potential violation. All reasonable out-of-pocket costs and expenses incurred by Landlord in connection with any such actions shall become due and payable by Tenant within thirty (30) days after presentation of a proper invoice therefor.
e)    Landlord agrees that if any Hazardous Substances are released, discharged or disposed of by any party other than Tenant in violation of Applicable Law, or if any Hazardous Substances exist at the Premises in violation of Applicable Law as of the Commencement Date or Early Access of the Premises by Tenant or Tenant Party (and were not introduced by Tenant or Tenant Party), Landlord shall immediately, properly and in accordance with all Applicable Law, take all actions with respect to the cleanup and removal of such Hazardous Substances from the Premises as may be required by Applicable Laws at no expense to Tenant, except as set forth herein; provided, however, the parties acknowledge and agree that, except in the event any party (other than Tenant or Tenant Party) exacerbates such Hazardous Substances or there is an amendment or change in judicial or administrative interpretation of Applicable Law after the Commencement Date that requires the cleanup or removal of Hazardous Substance that exist at the Premises as of the Commencement Date, in no event shall Landlord be required to cleanup or remove any of the Hazardous Substances at the Premises identified in the Existing Reports. Landlord shall use good faith commercially reasonable efforts to pursue and collect on any and all claims against the party or parties that may be responsible for such release, discharge or disposal of Hazardous Substances at the Premises in violation of Applicable Law. To the extent such costs and expenses are not fully paid or reimbursed by such responsible parties, then notwithstanding anything to the contrary contained herein, fifty percent (50%) of the direct and actual out-of-pocket cost and expense incurred by Landlord to conduct the removal and/or remediation of such Hazardous Materials in compliance with Applicable Laws that are not the direct or indirect result of (i) any environmental condition existing at the Premises prior to Tenant’s occupancy of the Premises (or the Commencement Date, if earlier), (ii) the release of Hazardous Materials by Landlord or Landlord Parties affecting the Premises and in violation of Applicable Laws, or (iii) the release of Hazardous Materials by Tenant or Tenant Parties affecting the Premises and in violation of Applicable Laws, shall be included as part of Operating Expenses pursuant to the following calculation: such cost shall be divided by the number of years then remaining in the Term of this Lease, and the resulting amount shall be paid by Tenant annually, within thirty (30) days after receipt of an invoice therefor from Landlord.

f)    Landlord shall be solely responsible for and shall protect, defend, indemnify, and hold the Tenant or Tenant Parties harmless from and against any and all Claims which arise during or after the Lease Term, whether foreseeable or unforeseeable, that arise during or after the Lease Term in whole or in part, foreseeable or unforeseeable, directly or indirectly arising out of or attributable to the presence, use, generation, disposal, manufacture, treatment, handling, refining, production, processing, storage, release or presence of Hazardous Substances in, on, under or about the Premises existing as of the Commencement Date (or Early Access of the Premises by Tenant, if earlier), or released, discharged or disposed of by Landlord or Landlord Party in violation of Applicable Laws. Tenant shall be solely responsible for and shall protect, defend, indemnify, and hold Landlord or Landlord Parties harmless from and against any and all Claims which arise during or after the Lease Term, whether foreseeable or unforeseeable, that arise during or after the Lease Term in whole or in part, foreseeable or unforeseeable, directly or indirectly arising out of or attributable to the use, generation, disposal, manufacture, treatment, handling, refining, production, processing, storage, or release of Hazardous Substances by Tenant or Tenant Party in violation of Applicable Laws. Further, it is hereby acknowledged and agreed that the foregoing indemnity shall also apply to the extent that Tenant or a Tenant Party exacerbated a Pre-Existing Condition through grading, excavation, trenching or drilling in a manner that is actively negligent, actively grossly negligent or willfully destructive.
g)    Prior to the execution and delivery of this Lease, Landlord has made available for Tenant’s inspection the following documents (collectively, the “Existing Reports”):
(i)    [***];
(ii)    [***];
(iii)     [***];
(iv)     [***];
(v)     [***]
(vi)    [***]
(vii)    [***]
(viii)    [***]
(ix)    [***]
The Existing Reports identify the presence of certain Hazardous Substances on, in and around the Premises. By Tenant’s execution and delivery of this Lease, subject to Landlord’s obligation under this Section 5.03(g) Tenant hereby approves and accepts the Premises subject to the conditions disclosed by the Existing Reports. Tenant shall not be responsible for any Hazardous Substances (or any monitoring, removal or remediation costs in connection therewith) which are identified in the Existing Reports or otherwise exist at the Premises prior to the earlier of the Commencement Date or the commencement of Tenant’s Early Access (“Pre-Existing

Conditions”), except to the extent exacerbated by Tenant or any Tenant Party through grading, excavation, trenching or drilling in a manner that is actively negligent, actively grossly negligent or willfully destructive. Landlord shall use commercially reasonable efforts to comply with the requirements with respect to the Premises imposed by governmental agencies with jurisdiction over the Pre-Existing Conditions to deliver the Premises in compliance with Applicable Laws as of the Commencement Date and to pursue responsible parties in connection with the monitoring, removal or remediation of such Pre-Existing Conditions. During the Term of this Lease, Landlord covenants that Landlord shall not release, discharge, or dispose of any Hazardous Substances at the Premises in violation of Applicable Laws (“New Environmental Release”). Landlord hereby acknowledges and agrees that to the extent Landlord breaches the foregoing covenant, Tenant shall not be responsible for, and is hereby released from any liability associated therewith except to the extent Tenant or any Tenant Parties exacerbate such release, discharge or disposal of such Hazardous Substances at the Premises through grading, excavation, trenching or drilling in a manner that is actively negligent, actively grossly negligent or willfully destructive.
In the event that any Hazardous Materials are discovered in the Premises which existed prior to Landlord’s delivery of the Premises to Tenant or were not placed therein by Tenant or any Tenant Parties, Landlord, at Landlord’s sole cost and expense (not to be charged back to Tenant as an Operating Expense or otherwise), shall remove and/or remediate any Hazardous Materials situated on the Premises to the extent required by Applicable Laws and deliver to Tenant any approvals (if any) received by Landlord from any governmental or administrative entity with jurisdiction over such activities prior to delivery of the Premises to Tenant. Any delay in achieving Substantial Completion by the Target Delivery Date caused by the removal and/or remediation of any Pre-Existing Conditions shall not be an event of Force Majeure. As used herein, the term “remediate” includes any inspection, monitoring, testing, contesting, making safe, removing, use restrictions, institutional controls, and/or engineering controls required by Applicable Laws, and otherwise dealing with assertion by government or any interested party that Hazardous Materials exists in the Premises in violation of Applicable Laws. Landlord covenants that in complying with its obligations under this Section 5.03(g), it shall not agree to the installation of engineering controls or the execution and recording of deeds or notices, in any case imposing use restrictions and/or institutional controls that would prohibit or materially and adversely affect Tenant’s access to or right to use the Premises for the Permitted Use, or any part thereof, including the parking areas or the Building.
The obligations of Landlord and Tenant under this Section 5.03 shall survive termination or expiration of this Lease.
Section 5.04.    Signs and Auctions. Subject to Landlord’s prior approval (including, without limitation, as to size, content, shape and location for all signs that are visible from the exterior of the Premises) (which approval shall not be unreasonably withheld or delayed) and provided Tenant obtains all required municipal permits and approvals, Tenant may install (at its sole cost and expense) signage in, on and around the interior and exterior of the Premises. Tenant shall be responsible for all costs in connection with Tenant’s signage, including without limitation, design, installation, maintenance, repair, and removal. Tenant shall maintain all such signage in good condition and repair and shall remove all such signage at the expiration or earlier termination of this Lease and promptly repair any damage to the Premises caused by such removal, all at Tenant’s sole cost and expense. Tenant shall not conduct or permit any auctions or sheriff’s sales at the Premises. Notwithstanding the foregoing, Landlord hereby acknowledges that Landlord’s consent is not required for Tenant’s installation of any interior signage that are not visible from the exterior of the Premises; provided, in all events, such interior signage shall comply with Applicable Laws.
Section 5.05.    Indemnity.
a)    Except to the extent of Landlord’s gross negligence or willful misconduct, and to the extent permitted by Applicable Laws, but subject to Sections 4.04(d)(iii) and 13.22, Tenant shall indemnify, defend, and hold Landlord and Landlord’s Party harmless from any and all third party actions, causes of action, claims, costs, damages, demands, expenses (including, without limitation, attorneys’ fees, consultants’ and experts’ fees and court costs), fines, liabilities, liens, losses, penalties, obligations and suits (collectively, “Claims”) arising out of or in connection with: (a) the use or occupancy of the Premises by Tenant or any Tenant Party (including, without limitation, any use or occupancy of the Premises during the Early Access period); (b) the conduct of Tenant’s business or anything else done or permitted by Tenant to be done in or about the Premises; (c) any breach or Default in the performance of Tenant’s obligations under this Lease; (d) any misrepresentation or breach of warranty by Tenant under this Lease; and (e) any other grossly negligent or willful acts or grossly negligent omissions of Tenant or any Tenant Party. Tenant shall defend Landlord against any such Claims at Tenant’s expense with counsel chosen by Tenant and reasonably acceptable to Landlord. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.
b)    Except to the extent caused by Tenant’s or any Tenant Party’s gross negligence or willful misconduct, and to the extent permitted by Applicable Laws, but subject to Sections 4.04(d)(iii) and 13.22, Landlord shall indemnify, defend, and hold Tenant harmless from any and all Claims arising out of or in connection with: (a) the use or occupancy of the Premises by Landlord or any Landlord Party in violation of this Lease; (b) intentionally omitted; (c) any breach or default in the performance of Landlord’s obligations under this Lease; (d) any misrepresentation or breach of warranty by Landlord under this Lease; and (e) any other grossly negligent or willful acts or grossly negligent omissions of Landlord or any Landlord Party. Landlord shall defend Tenant against any such Claims at Landlord’s expense with counsel chosen by Landlord and reasonably acceptable to Tenant. The foregoing indemnity shall survive the expiration or earlier termination of this Lease.
The foregoing indemnities shall survive the expiration or earlier termination of this Lease. As used in this Section 5.05, the term “Tenant” shall include Tenant’s Affiliates and the term “Landlord” shall include Landlord’s Affiliates. “Affiliates” means with respect to a party (i) that party’s partners, co-members and joint venturers, (ii) each corporation or other entity that is a parent or subsidiary of that party, (iii) each corporation or other entity that is controlled by or under common control of a parent of such party, and (iv) the directors, officers, members, managers, employees and agents of that party and each person or entity described in clauses (i) through (iii).
Section 5.06.    Landlord’s Access. Landlord or its agents may enter the Premises at all reasonable times (which includes normal business hours), subject to Tenant’s reasonable safety and security requirements (except in an emergency where necessary to prevent imminent damage to persons or property, and provided, however, that Tenant shall provide any such requirements to Landlord in advance), to show the Premises to potential buyers, lenders, investors or other parties (and to prospective tenants during the last nine (9) months of the Lease Term); to inspect the Premises and to conduct tests in order to monitor Tenant’s compliance with the terms of this Lease and all Applicable Laws; or to perform any work required of Landlord under this Lease or to make such repairs as may be required in order to preserve or protect the Premises. Landlord shall give Tenant notice 48 hours in advance of such entry, except in the case of an emergency. Landlord may place customary “For Lease” signs on the Premises during the last six (6) months of the Lease Term.
Section 5.07.    Quiet Possession. Subject to Landlord’s remedies in the case of an Event of Default, Landlord shall not disturb Tenant’s quiet possession of the Premises and Tenant may occupy and enjoy the Premises for the full Lease Term, subject to the provisions of this Lease.
ARTICLE SIX: CONDITION OF PREMISES; MAINTENANCE, REPAIRS AND ALTERATIONS.
Section 6.01.    Existing Conditions. Tenant’s occupancy of the Premises for the Permitted Use (as distinguished from Tenant’s occupancy during the Early Access Period) establishes Tenant’s acceptance of the Premises in an “as-is” condition subject to Punchlist Items and Landlord Warranty Obligations (as defined in Section 6.03(a) below), provided, however, in no way shall Tenant’s acceptance of the Premises limit Landlord’s liability for Hazardous Substances, Landlord’s repair obligations, or Landlord’s obligations to repair any structural or latent defects, pursuant to the terms of this Lease. Except as otherwise specifically provided in this Lease, Tenant acknowledges that neither Landlord nor any other party on behalf of Landlord has made any representation as to the condition of the Premises or the suitability of the Premises for Tenant’s intended use. Notwithstanding the foregoing, Landlord shall deliver the Premises, including the Building Systems and Building structure, in good, working order, condition and repair consistent with other similar newly constructed class buildings that are located in the market in which the Premises are located, and in compliance with all Applicable Laws and in a condition that supports the Permitted Use in all respects that are the responsibility of Landlord pursuant to the Work Letter attached hereto as Exhibit D.
Section 6.02.    Exemption of Landlord from Liability. Except as expressly set forth in this Lease, Landlord shall not be liable for any damage or injury to the person, business (or any loss of income therefrom), goods, wares, merchandise or other property of Tenant, any Tenant Party or any other person in or about the Premises, whether such damage or injury is caused by or results from: (a) fire, steam, electricity, water, gas or rain; (b) the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures or any other cause; or (c) conditions arising in or about the Premises, or from other sources or places. Landlord shall not be liable for any such damage or injury even though the cause of or the means of repairing such damage or injury are not accessible to Tenant. The provisions of this Section 6.02 shall not, however, exempt Landlord from liability for Landlord’s gross negligence or willful misconduct.
Section 6.03.    Landlord’s Obligations.
a)    Except as provided in Article Seven (Damage Destruction) and Article Eight (Condemnation), and except for Tenant’s obligations set forth in Section 6.04 hereof, throughout the term of the Lease Landlord shall maintain in good working order, condition, and repair, water tight, and in compliance with all Applicable Laws: (i) all structural elements of the Building, including, without limitation, the structural steel columns, footings, foundation (including the structural elements of the slab) (but to the extent repair or replacement of the slab is required as the result of Tenant or its agents, employees or contractors subjecting the slab to loads in excess of the floor load per square foot which such slab was designed to carry (960 pounds per square foot), the reasonable costs thereof shall be borne by Tenant), and exterior and interior load-bearing walls of the Building; (ii) the structural portion of the roof (which shall include, but not be limited to, the roof membrane and roof decking) (items (i) and (ii) being “Landlord Structural Elements”); (iii) the fire alarm system, fire sprinklers, fire protection systems, emergency suppression fast response pump and pump room serving the Premises, (iv) all components of the Building systems including without limitation, the heating and/or air conditioning systems (“HVAC”), electrical and plumbing systems (collectively, the “Building Systems”) except as otherwise set forth herein and to the extent listed on Exhibit C as “Tenant Maintenance Obligations”, (v) all parking areas, driveways, truck yards, sidewalks, lighting and landscaped areas located in or around the Premises and serving the Premises, including without limitation landscaping and snow removal, (vi) the portions of the Building Systems located outside of the Building including without limitation utility, sewer and water facilities to the point of connection to the Building, (vii) those items listed on Exhibit C as “Landlord Maintenance Obligations – Capital Improvements (Non-Recoverable), and (viii) those items listed on Exhibit C as “Landlord Maintenance Obligations – Operating Expenses (Recoverable). Notwithstanding the foregoing or anything to the contrary contained herein, Landlord shall not be responsible for the maintenance, repair or replacement of any of the foregoing described structural elements of the Buildings, and the Premises to extent the same have been modified by Tenant without consent (in connection with a subsequent and future Alteration or otherwise), and in such instance, Tenant shall instead be responsible for the maintenance, repair or replacement thereof. Tenant shall maintain a preventative service contract on all HVAC equipment which exclusively serves the Premises (“HVAC Service Contract”) and shall maintain responsibility of any routine maintenance and service charges recommended under said contract. Landlord however, at Landlord’s expense (except as set forth herein), shall be responsible for all major repairs, or complete unit replacements of the HVAC during the last two (2) years of the Lease Term. For the purpose of the foregoing sentence, “major repairs” shall be considered any cost that exceeds Ten Thousand Dollars ($10,000.00), provided that Landlord may elect to perform such work and such costs may be passed through to Tenant as part of Operating Expenses provided that such costs shall be amortized at a rate of seven percent (7%) per annum over their useful lives in accordance with generally accepted accounting principles, consistently applied. Tenant shall also maintain a preventative service contract on all components of the building’s ESFR system (“ESFR Service Contract”) and the execution of all required monthly, quarterly and annual inspections and flow tests that are required by the local jurisdiction and Tenant’s and Landlord’s insurers. Notwithstanding the foregoing, and subject to Landlord’s obligations for “major repairs” (if any), Tenant, at its sole option, may elect, exercisable by delivery of written notice to Landlord, to perform the repair and maintenance obligations set forth in subsections (a)(iii), (iv), (v) and (viii) above, in which case Tenant shall pay for such costs directly and it will not be included as part of the reimbursement amounts payable to Landlord pursuant to Section 6.03(b) below; provided, in the exercise of Tenant’s right hereunder, Tenant shall (A) employ only licensed, bonded and qualified contractors and subcontractors and (B) in all events exercise such rights in such a manner as to not void any valid, enforceable warranty affecting the Building systems, roof or any other portion of the Premises. It is the intention of Landlord and Tenant that at all times Landlord shall maintain the portions of the Premises which Landlord is obligated to maintain in good state of repair and in a fully operative condition. Notwithstanding the foregoing, Landlord shall make all repairs covered by warranties described in Exhibit D and shall use commercially reasonable efforts to pursue enforcement, and to secure the benefits, of the warranties provided in connection with the construction of the Landlord Improvements as identified in Exhibit D (“Landlord Warranty Obligations”); provided, however, that such warranty shall not be effective for any maintenance, repairs or replacements necessitated due to the negligent acts of, or damages caused by, Tenant or Tenant Party.
b)    Subject to Section 6.04(b), Tenant shall pay or reimburse Landlord for all costs Landlord incurs under Section 6.03(a)(i) (but only to the extent of Tenant’s obligations as set forth therein), (iii), (iv) (v), and (viii) above as Additional Rent (unless expressly excluded elsewhere in this Lease) (collectively, “Operating Expenses”). The term “Operating Expenses” shall also include any other costs and expenses incurred by Landlord in connection with the ownership, operation, maintenance and repair of, and services provided to, the Premises, including those items listed on Exhibit C as “Landlord Maintenance Obligations – Operating Expenses (Recoverable)” (but excluding those items listed on Exhibit C as “Landlord Maintenance Obligations – Capital Improvements (Non-Recoverable)”); provided, “Operating Expenses” shall not include any other Pass-Through Expenses or any of the exclusions from Operating Expenses listed on Exhibit G. Except as set forth herein to the contrary or listed on Exhibit C as “Landlord Maintenance Obligations – Operating Expenses (Recoverable), Landlord shall perform the work in Section 6.03 (a)(i), (ii), and (vi) at Landlord’s sole cost and expense and such costs shall not be passed through to Tenant. Notwithstanding anything to the contrary contained herein, and except as otherwise expressly provided for herein or on Exhibit C as “Landlord Maintenance Obligations – Operating Expenses (Recoverable), Tenant shall not be responsible to pay for the cost of any capital improvements, including but not limited to Landlord’s Structural Elements, the cost of exterior painting to the extent it is classified by the Internal Revenue Service (“IRS”) as a capital expenditure, the cost to re-surface the parking areas, driveways, and truck yards, and the costs of any repairs covered by warranties described in Exhibit D, except for (i) costs of repairing or replacing Building systems or other elements of the Premises if necessary in order to comply with Applicable Laws (x) adopted or first applicable to the Premises after the Commencement Date of this Lease or (y) applicable as a result of Tenant’s particular and specialized use of the Premises (as opposed to industrial warehouse use generally) or any Alterations or Additional Tenant Improvements, (ii) costs of repairs, improvements or replacements of Building systems that are reasonably anticipated to result in savings in other Operating Expenses, but only to the extent that the amortized annual amount of the cost of the repairs or replacements does not exceed the resulting savings in any calendar year, and (iii) any other capital repairs or replacements that are expressly permitted to be included in Operating Expenses pursuant to the terms of this Lease; provided, that the costs of any capital repairs or replacements that are permitted to be included in Operating Expenses shall be amortized at a rate of seven percent (7%) per annum over their useful lives in accordance with generally accepted accounting principles, consistently applied.
c)    Notwithstanding anything to the contrary in this Lease, if any part of the Premises is damaged by any gross negligence or willful misconduct of Landlord, or any Landlord Party, Landlord shall promptly repair (or if necessary, replace) the same as provided herein at Landlord’s sole cost and expense, whether or not Tenant would otherwise be obligated to pay the cost of repairing or replacing such property.
d)    Landlord shall perform its obligations under this Section 6.03 within thirty (30) days after notice from Tenant (or such additional time as reasonably needed to complete such work, provided Landlord promptly and diligently prosecute such work to completion), except that Landlord shall perform its obligations immediately if the nature of the problem presents a hazard or emergency. No such repair or replacement of Landlord shall materially diminish Tenant’s access or rights to use the Premises, or any part thereof, including the parking areas, or the Building; provided, however, in the event of an emergency repair or replacement that does materially diminish Tenant’s access or rights to use the Premises, Landlord shall not be default under this Lease if Landlord provides alternative access to the Premises and/or uses commercially reasonable efforts to mitigate Tenant’s diminished use of the Premises, as applicable.
e)    In performing its obligations under Section 6.03(a), Landlord shall use commercially reasonable efforts to commence and promptly complete the same with diligence, in a good and workmanlike manner, in accordance with Applicable Laws and Title Matters. Landlord shall use commercially reasonable efforts to communicate and coordinate with Tenant so as to minimize the interference to Tenant’s use and occupancy of the Premises to the extent reasonably practicable provided that the same shall not require Landlord to use overtime or premium pay labor.
f)    Landlord shall be responsible, at its sole cost and expense, for all costs arising from latent defects in the Building and for repairs to any latent defects in the Building throughout the Lease Term and any Extension Terms; provided, however, and for the avoidance of doubt, that the foregoing obligation shall not apply with respect to the Additional Tenant Improvements and/or any Alterations. Landlord shall use commercially reasonable efforts to promptly cause its contractor to remedy any such latent defects in the Building that are its responsibility hereunder.
g)    In the event of any failure by Landlord in the performance of its repair and maintenance obligations contained in this Lease and provided Tenant shall have so notified Landlord and any party having a recorded mortgage or other lien against the Premises of whom Tenant has been given prior written notice, and in the event such failure remains uncured for more than thirty (30) days after Landlord (and such other party, if necessary) received such notice, except that Landlord shall perform its obligations as soon as practicable if the nature of the problem presents a hazard or emergency, or in the event such failure is of such a nature that it cannot reasonably be cured within such 30-day period but Landlord or such other notified party has not commenced to cure such failure or has not diligently prosecuted the completion thereof, then Tenant may, at its option, give Landlord and any party having a recorded mortgage or other lien against the Premises of whom Tenant has been given prior written notice a second written notice of such default (except in the event of an imminent danger to person or property or material adverse effect on Tenant’s ability to operate its business in the Premises, in which event no such second notice shall be required) which shall contain a header stating the following in bold, all capital letters: “LANDLORD’S FAILURE TO CURE THE DEFAULT SPECIFIED IN THIS LETTER WITHIN 10 DAYS (OR IF SUCH DEFAULT CANNOT BE CURED WITHIN

10 DAYS, SUCH LONGER PERIOD OF TIME AS MAY BE REASONABLY REQUIRED TO CURE THE SAME) SHALL ENTITLE TENANT TO EXERCISE THE “SELF HELP” RIGHTS SET FORTH IN SECTION 6.03(g) OF THE LEASE.” If Landlord does not cure such default within 10 days after receipt of such second notice (or if such failure cannot be cured within 10 days, such longer period of time as may be reasonably required to cure the same provided that Landlord begins to cure the default within such 10 day period following its receipt of such notice and continues diligently in good faith to completely cure the default), then Tenant may perform such repair or maintenance obligation and Landlord shall reimburse Tenant for the actual out-of-pocket costs incurred by Tenant for such performance within thirty (30) days from receipt by Landlord of bills and invoices, in detail reasonably satisfactory to Landlord, covering all labor and materials expended and used by Tenant in so performing Landlord’s obligations plus an administrative fee of 5% of such cost (collectively, the “Landlord Default Reimbursement”); provided, however, that despite such notice and the expiration of such cure period, no Rent or other payments due from Tenant hereunder may be offset by Tenant unless Landlord has not reimbursed Tenant within thirty (30) days after receipt of Tenant’s invoice then Tenant will be reimbursed for the performance of services, evidenced by the bills and invoices furnished to Landlord, through a reduction in the Base Rent next coming due after the expiration of the thirty (30) day period (not to exceed 50% of monthly Basic Rent per month). The self-help option given in this Section is for the sole protection of Tenant, and its existence shall not release Landlord from its obligation to perform the covenants and conditions that Landlord is obligated to perform or deprive Tenant of any legal rights which it may have by reason of any such default by Landlord if Tenant does not exercise Tenant’s self-help remedy. Notwithstanding the foregoing, if in Tenant’s reasonable business judgment, an “emergency” (defined herein to mean an event that threatens imminent harm to the body or life of any person and/or to property) shall exist, Tenant may cure such default upon only reasonable (under the circumstances) notice to Landlord and any party having a recorded mortgage or other lien against the Premises (provided that Landlord or Landlord’s mortgagee previously notified Tenant (by way of notice of assignment of rents and leases or otherwise) of the address of Landlord’s mortgagee) and otherwise avail itself of the rights set forth herein. In the exercise of any such self-help rights pursuant to this Subsection 6.03(g), Tenant shall (A) employ only licensed, bonded and qualified contractors and subcontractors and (B) in all events exercise such rights in such a manner as to not void any valid, enforceable warranty affecting the Building systems, roof or any other portion of the Premises.
Section 6.04.    Tenant’s Obligations.
a)    Except as provided in Article Seven (Damage Destruction) and Article Eight (Condemnation), and except for Landlord’s obligations set forth in Section 6.03 hereof, and except to the extent caused by the gross negligence or willful misconduct of Landlord (in which case Landlord shall be responsible for such maintenance and repair at its sole cost and expense), throughout the term of the Lease, Tenant shall, at its sole cost and expense, keep and maintain in good working order, condition, and repair, and in compliance with all Applicable Laws: (i) the interior of the Premises in good order, condition and repair, including without limitation the nonstructural, interior portions of the Premises, the interior surface of exterior walls, windows, doors, dock doors, dock equipment, light fixtures (but excluding certain Building Systems that serve the Premises which shall be maintained by Landlord and the cost reimbursed by Tenant as Additional Rent pursuant to Section 6.03(b)), (ii) subject to Section

6.03, the HVAC (in accordance with manufacturer’s recommended standards), (iii) those items listed on Exhibit C as “Tenant Maintenance Obligations” and (iv) any other portions of the Premises affected by any waste of the Premises committed or actively permitted by Tenant. In connection with each of the foregoing, Tenant shall, at its own expense, enter into a service contract with reputable regional or national contractors providing for regularly scheduled maintenance and servicing of all systems and equipment within or serving the Premises that Tenant is required to maintain pursuant to the terms hereof. Such contract(s) must include all services suggested by the equipment manufacturer and must in all events preserve any system or equipment warranties. Copies of maintenance and inspection reports prepared by Tenant’s contractors shall be provided by Tenant within thirty (30) days following Landlord’s request therefor. If Tenant fails to perform any repair or replacement for which it is responsible, and does not cure such failure within any applicable cure period, or if any repair or replacement is necessitated because Tenant has not maintained the item being repaired or replaced pursuant to the terms hereof or if such work is necessitated by the negligence or willful misconduct of Tenant or its agents, employees or contractors, then notwithstanding anything to the contrary contained herein above. Landlord may, upon ten (10) days’ advance notice to Tenant, perform such work and shall be reimbursed by Tenant for the reasonable cost of such work within thirty (30) days after demand therefor (which demand shall be accompanied by reasonable supporting documentation for such costs).
b)    Except as otherwise set forth herein or listed on Exhibit C as “Tenant Maintenance Obligations”, if any portion of the Premises or any system or equipment in the Premises for which Tenant is responsible cannot be fully repaired or restored, Landlord shall promptly replace such portion of the Premises or system or equipment in the Premises, regardless of whether the useful life of such replacement extends beyond the Lease Term; provided, however, with respect to any costs for which Tenant is responsible under Section 6.03(b), Tenant shall reimburse Landlord a percentage of the cost thereof, which percentage shall be the decimal equivalent of the fraction, the numerator of which is the number of years (or fraction thereof) remaining in the Lease Term on and after the date of completion of the replacement in question and the denominator of which is the useful life of the replacement in question (expressed in a number of years or fraction thereof), which useful life shall be determined by Landlord acting in good faith in its reasonable discretion. For purposes of the preceding sentence, “Lease Term” shall mean the initial Lease Term only if the replacement in question is completed during the initial Lease Term and prior to any exercise by Tenant of an Extension Term, and shall mean the first Extension Term if the replacement in question is completed after Tenant exercises, if at all, its first Option to Extend, or during the first Extension Term but prior to Tenant’s exercise, if at all, of its second Option to Extend, and shall mean the second Extension Term if the replacement in question is completed after Tenant exercises, if at all, its second Option to Extend or during the second Extension term but prior to Tenant’s exercise, if at all, of its third Option to Extend, and shall mean the third Extension Term if the replacement in question is completed after Tenant exercises, if at all, its third Option to Extend or during the third Extension Term. Any amount to be reimbursed by Tenant to Landlord pursuant to the provisions of this paragraph shall be paid by Tenant to Landlord within thirty (30) days after receipt by Tenant of a statement of the amount to be paid, which statement shall provide a detailed explanation of the calculation of the amount to be paid by Tenant (including, without limitation, the total cost of the work performed and Landlord’s determination of the useful life of the replacement item in question).

c)    Landlord shall make available to Tenant the benefit of the standard general contractor’s one (1) year building warranty for the Premises and a ten (10) year no dollar limit roof warranty for the Building.
d)    On or before one hundred eighty (180) days following the end of each calendar year, Landlord shall deliver to Tenant a reasonably detailed reconciliation statement (such statement the “Reconciliation Statement”) showing the calculation of the actual Pass-Through Expenses for the prior calendar year along with reasonable supporting documentation, including a detailed general ledger. If Tenant’s total payments of Pass-Through Expenses for any year are less than actual Pass-Through Expenses for such year, then Tenant shall pay the difference to Landlord within thirty (30) days after Tenant’s receipt of the Reconciliation Statement, and if more, then Landlord shall retain such excess and credit it against Tenant’s next payments or, if the Lease has expired or otherwise terminated, refund it to Tenant within thirty (30) days after demand, which obligation shall survive the expiration or termination of the Lease Term.
e)    Tenant and its duly authorized representatives shall have the right from time to time (but not more than once with respect to any calendar year) to audit and copy the records of Landlord related to Operating Expenses within one (1) year following receipt from Landlord of the Reconciliation Statement . If Tenant shall reasonably dispute the amount set forth in any Reconciliation Statement, Tenant may, upon advance written notice given to Landlord (a “Review Notice”) (which notice must be made within one (1) year following Tenant’s receipt of the Reconciliation Statement or any correction thereof) and during reasonable business hours, cause a review and/or audit of Landlord’s books and records directly relating to each such Reconciliation Statement to determine the accuracy of any such Reconciliation Statement. Landlord shall, at Tenant’s expense, make all pertinent books and records available for inspection that are reasonably necessary for Tenant to conduct its review, whether electronically or, at Tenant’s election, at the Premises or Landlord’s designated office. If any records are maintained at a location other than the office of the Building, Tenant may either inspect the records at such other location or pay for the reasonable cost of copying and shipping the records. If Tenant retains an agent, at Tenant’s sole cost and expense, to review Landlord’s records, the agent shall be an independent certified public accountant that is not in any way compensated on a contingency basis. Within three (3) months after the records are made available to Tenant, Tenant shall have the right to give Landlord written notice (an “Objection Notice”), along with a copy of the results of its audit, stating in reasonable detail any objection to the Reconciliation Statement of Operating Expenses for that year. If Tenant provides Landlord with a timely Objection Notice, Landlord and Tenant shall work together in good faith to resolve any issues raised in Tenant’s Objection Notice. If, after such review and objection, Landlord and Tenant mutually agree that Operating Expenses for the subject calendar year are less than reported, Landlord shall credit any overpayment toward the next monthly installment(s) of Rent due from Tenant, or if the Term has expired or terminated and Tenant has no further obligations to Landlord, pay Tenant the difference in a lump sum within thirty (30) days after such determination. Likewise, if, after such review and objection, Landlord and Tenant mutually agree that Operating Expenses for the subject calendar year are greater than reported, Tenant shall pay Landlord the amount of any underpayment within thirty (30) days after such determination. Tenant shall bear all fees and costs of the audit unless Landlord and Tenant mutually agree that Operating Expenses were overstated by more than five percent (5%) of the actual Operating Expenses for the subject year (excluding Taxes), in which case Landlord shall reimburse Tenant for the reasonable costs of such audit (up to a maximum amount of $3,000). If, after such review and objection, Landlord disagrees with any such objections and provides Tenant with written notice thereof within thirty (30) business days following Landlord’s receipt of the audit results, Landlord shall have the right to cause another audit to be made by an independent firm of certified public accountants of national or regional standing at Landlord’s expense. Any such audit on behalf of Landlord shall be performed within thirty (30) days of Landlord’s receipt of the results of the audit performed on behalf of Tenant, and the results of such Landlord review shall be provided to Tenant within ten (10) business days following the completion of such review. In the event of a disagreement between the parties/firms performing the reviews that cannot be resolved within sixty (60) days following Tenant’s receipt of the results of Landlord’s audit, then within ten (10) days following the expiration of such thirty (30) day period, Landlord and Tenant shall together select an independent firm of certified public accountants of national or regional standing who shall perform a third review, and whose findings shall be binding and conclusive on Landlord and Tenant; provided, however, that if Landlord and Tenant fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the disagreement shall be forthwith submitted to arbitration under the provisions of the AAA, but subject to the instructions set forth in this Section. The fees for such third independent firm shall be equally and evenly divided by the parties. No subtenant, other than a subtenant which subleases the entire Premises, shall have any right to conduct a review or audit of Operating Expenses. Tenant hereby agrees to keep the results of any audit conducted by or on behalf of Tenant confidential, and to require Tenant’s auditor and its employees and each of their respective attorneys and advisors to likewise keep the results of such audit in strictest confidence. In particular, but without limitation, Tenant agrees that: (i) Tenant shall not disclose the results of any such audit to any prospective tenant(s) of the Building and (ii) Tenant shall require that its auditors, attorneys and anyone associated with such parties shall not disclose the results of such audit to any prospective tenant(s) of Landlord in the Building; provided, however, that Landlord hereby agrees that nothing in items (i) or (ii) above shall preclude Tenant from disclosing the results of such audit in any judicial or quasi-judicial proceeding or pursuant to court order or discovery request, or to any current or prospective lender, purchaser assignee or sublessee of Tenant, or to any agent, attorney, accountant, auditor, representative or employee of Landlord or Tenant who or which request the same, as may otherwise be required in order to comply with Applicable Laws.
Section 6.05.    Alterations, Additions, and Improvements. Tenant shall not make or permit to be made any alterations, improvements, or additions to the Premises (“Alterations”) (except for non-structural Alterations which do not affect the Building systems or structure, require penetration into the floor, roof or exterior walls, or void any then-existing Premises warranty (“Non-Structural Alterations”) that are estimated to not exceed One Hundred Thousand Dollars ($100,000.00) in any one calendar year of the Lease Term), without first obtaining on each such occasion Landlord’s prior written consent (which consent Landlord agrees not to unreasonably withhold, condition or delay); provided, with respect to any alterations (other than purely cosmetic or decorative alterations such as painting, carpeting and modifying wall coverings) that may be made by Tenant without Landlord’s consent, Tenant shall give Landlord advance notice of such work in each case; provided, further, if any element (each, a “Protected Element”) of such Alteration would (i) affect the Building systems or structure, (ii) require penetration into the floor, roof or exterior walls or (iii) void any then-existing Premises warranty (and Tenant is unable to perform such work in a manner so as to preserve such warranty and Tenant does not assume such warranty obligations), Landlord may withhold its consent thereto in its sole discretion (and may require that such Alterations be performed at Tenant’s expense by Landlord or a contractor reasonably acceptable to Landlord). As part of its approval process, Landlord may require that Tenant submit plans and specifications to Landlord, for Landlord’s approval or disapproval, which approval shall not be unreasonably withheld, conditioned or delayed; provided Landlord may withhold its consent to any Protected Element in its sole discretion. All Alterations shall be performed in accordance with Applicable Laws, using good grades of materials, and in a good and workmanlike manner by licensed, bonded and qualified contractors, which, for Alterations other than Non-Structural Alterations, are reasonably acceptable to Landlord. Before commencing any work in connection with such Alterations, Tenant shall furnish Landlord with certificates of insurance from the general contractor or if no general contractor, from all contractors performing labor or furnishing materials insuring Landlord against any and all liabilities which may arise out of or be connected in any way with said Alterations and as is reasonably acceptable to Landlord. At the completion of any Alterations, Tenant shall deliver to Landlord final lien waivers from all contractors, subcontractors, and materialmen who did work on or supplied materials for the Alterations together with an affidavit from the general contractor that all such subcontractors have been paid in full. Landlord will specify at the time it approves of any proposed Alteration (or within ten (10) business days after a written request by Tenant if the Alteration is not one for which consent is required) whether any proposed Alteration must be removed at the expiration or termination of this Lease. Except as set forth in the immediately preceding sentence and in Section 6.06, all Alterations and all repairs and all other property attached to or installed on the Premises by or on behalf of Tenant shall immediately upon completion or installation thereof be and become part of the Premises and the property of Landlord without payment therefor by Landlord and shall be surrendered to Landlord upon the expiration or earlier termination of this Lease. Notwithstanding the foregoing, at the end of the Lease Term, Tenant may, at its election in its sole discretion, remove diesel generators, camera systems, and any other equipment and systems that are not related to the office space and that are not included in the Landlord Improvements. Landlord shall make available to Tenant the benefit of any contractors’ or suppliers’ warranties applying to any work performed by Landlord on behalf of Tenant, including the Landlord Improvements. Landlord may monitor construction of the Alterations (other than Non-Structural Alterations), and Tenant shall reimburse Landlord for all actual third party, out of pocket costs and expenses (without mark-up) incurred by Landlord, if any, in connection with Landlord’s review of Tenant’s plans and specifications for (or Landlord’s oversight of the construction or installation of) any Protected Element. The parties acknowledge and agree that in no event shall Landlord’s approval of any plans and specifications for Alterations (or Additional Tenant Improvements) be deemed to be a representation or warranty by Landlord that the same comply with Applicable Laws.
Tenant has no express or implied authority to create or place any lien or encumbrance of any kind upon, or in any manner to bind the interest of Landlord or Tenant in the Premises or to charge the rentals payable hereunder for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall pay when due all Claims for labor and material furnished to the Premises and keep the Premises free and clear of all liens and encumbrances for work contracted for by Tenant. Tenant shall save and hold Landlord harmless from all loss, cost or expense (including reasonable attorneys’ fees) based on or arising out of asserted claims or liens against the leasehold estate or against the interest of Landlord in the Premises or under this Lease for any such work, which obligation shall survive the expiration or termination of this Lease. In the event a lien is filed against the Premises, upon Tenant’s receipt of notice of any such lien, Tenant shall give Landlord immediate notice and within fifteen (15) days of receipt of such notice (a) bond against in a manner satisfactory to Landlord or cause such lien to be released from the Premises, or (b) furnish Landlord with a copy of the recorded waiver of lien, recorded release of lien, or of the recorded bond (in form satisfactory to Landlord) discharging such lien. For any work that could give rise to any mechanics’ or material suppliers’ liens under Applicable Laws, Tenant shall give Landlord at least fifteen (15) days’ prior written notice of the commencement of any work on the Premises, regardless of whether Landlord’s consent to such work is required, and Landlord may elect to record and post notices of non-responsibility on the Premises.
Section 6.06.    Condition upon Termination. Subject to Section 6.05, upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord, broom clean and in the same condition as received except for ordinary wear and tear, casualty and condemnation. Unless specified in writing by Landlord at the time of its consent pursuant to Section 6.05 or as otherwise set forth herein to the contrary, Tenant shall not be obligated to remove any Alterations at the expiration or earlier termination of the Lease, including without limitation, any Additional Tenant Improvements; provided, Landlord hereby agrees that Tenant shall not be obligated to remove any Landlord Improvements (except as otherwise set forth herein to the contrary). Tenant may remove any of Tenant’s machinery or equipment which can be removed without damage to the Premises. Additionally, and without limiting the generality of the foregoing, Tenant hereby acknowledges and agrees that: (x) Tenant shall return possession of the Premises to Landlord with all dock doors, dock levelers, dock seals and dock lights (and all connections thereto) intact and otherwise in fully operational working order, except for ordinary wear and tear and results from any casualty and/or condemnation; and (y) Tenant shall repair any damage to the Premises floor slab resulting from Tenant subjecting the slab to loads in excess of the floor load per square foot which such slab was designed to carry (960 pounds per square foot), except for ordinary wear and tear and results from any casualty and/or condemnation, provided that Tenant may elect for Landlord to complete such repair of the floor slab and Tenant shall reimburse Landlord for the reasonable costs actually incurred by Landlord in connection therewith. Tenant shall repair, at Tenant’s sole cost and expense, any damage to the Premises caused by the removal of any Alterations or any fixtures, machinery or equipment or other personal property. Landlord shall have the right to dispose of any personal property left on the Premises at the expiration or earlier termination of this Lease (which shall be deemed abandoned) without any obligation to account to Tenant or any other party therefor. In the event that Tenant fails to put the Premises in the condition required by the terms of this Section 6.06 at such time as this Lease expires or terminates, or if Tenant leaves any personal property on the Premises, Landlord shall have the right, but not the obligation, to perform Tenant’s obligations under this Section 6.06 and all reasonable costs and expenses incurred by Landlord in connection therewith, including without limitation removal of Alterations, repair of damage to the Premises, and disposal costs of any personal property left on the Premises, shall be paid to Landlord by Tenant upon demand and such obligation shall survive the expiration or earlier termination of this Lease. The amount due shall bear interest at the rate set forth in Section 4.06 from the date each item of expense was incurred until paid in full.

Section 6.07.    Landlord’s Representations and Covenants.
Landlord hereby represents, warrants, and covenants to Tenant that:
a)    Landlord is the current contract purchaser of the Premises under that certain [***] (“Original Contract Purchaser”) and [***] (as amended and assigned, the “Purchase Agreement”), and shall acquire fee simple title to the Premises on or before January 31, 2025 (the “Acquisition Date”) free and clear of any liens except for any Title Matters and any additional matters or encumbrances permitted by the terms of this Lease. Tenant acknowledges and agrees that this Lease is and shall be contingent upon the consummation and closing of the transaction contemplated under and pursuant to the Purchase Agreement and upon Landlord becoming the fee simple owner of the Land. Landlord shall use commercially reasonable efforts to acquire the Premise on or before the Acquisition Date. If Landlord fails to acquire fee simple title to the Premises by the Acquisition Date, each of Tenant and Landlord, at its sole option, shall have the right to terminate this Lease at any time after the Acquisition Date (and prior to the date Landlord shall have acquired the Premises) by delivering written notice of such termination to the other party, in which case this Lease shall terminate and be of no further force or effect, whereupon the parties shall be forever released and discharged of any obligations which have not accrued under this Lease, except that the obligations, rights, duties or liabilities of the parties hereto under any provision that is expressly stated to survive the termination of this Lease shall survive for the applicable survival periods therefor. Notwithstanding anything to the contrary contained herein, in the event that this Lease is so terminated, Landlord shall promptly pay Tenant as liquidated damages the sum of One Hundred Thousand and 00/100 Dollars ($100,000.00). Further notwithstanding anything to the contrary contained herein, Landlord shall have the right to extend the Acquisition Date for up to thirty (30) days, by providing written notice to Tenant prior to the occurrence of the then current Acquisition Date, in such event, Tenant’s right to terminate the Lease shall be extended by such 30-day period and the Commencement Date shall extend for the equivalent number of days. Notwithstanding anything herein to the contrary, Landlord agrees to diligently proceed with the preparation of Final Plans for Landlord Improvements pursuant to the Work Letter while simultaneously pursuing its acquisition of the Premises in an effort to minimize delay in the development of the Premises and the construction of Landlord Improvements in accordance with this Lease and the Work Letter. If required by any Incentive Award, Landlord agrees to deliver a deed of transfer to the applicable Taxing Authorities promptly following Landlord’s acquisition of the Premises.
b)    Landlord is authorized to execute and perform this Lease for the Lease Term (pursuant and subject to the terms of the Lease) and the person executing this Lease on behalf of Landlord has been duly authorized to do so and to cause this Lease to be binding upon Landlord and its successors and assigns.
c)    To Landlord’s knowledge, the provisions of this Lease do not conflict with or violate the provisions of any existing agreements between Landlord and third parties.
d)    To the best of Landlord’s knowledge and belief, the Premises is currently in compliance with all Applicable Laws.
e)    To the best of Landlord’s knowledge and belief, there is no unrecorded master plan which currently encumbers the Premises.

f)     (i) The Premises is zoned PI - Planned Industrial District, pursuant to the applicable terms of the zoning ordinance of Washington County, MD, (ii) to the best of Landlord’s knowledge, after review of the applicable zoning ordinances, Tenant’s occupation and use of the Premises for the Permitted Use is not prohibited under the aforementioned zoning ordinance, and (iii) to the best of Landlord’s knowledge, there are no public or private agreements or restrictions applicable to the Premises which restrict the use of the Premises for Tenant’s Permitted Use or which require the consent or approval of any other party which has not been obtained as of the date hereof.
g)    To the best of Landlord’s knowledge, and except as disclosed by the Existing Reports, no Hazardous Substances exist as of the Effective Date above or beneath the surface of the Land in violation of Applicable Laws.
h)    Landlord represents and warrants that utility lines and facilities for the Permitted Use will be available to the Premises, fully installed and operational, as and to the extent set forth in the Final Plans. Temporary electric power will be available for Tenant’s use at the Premises during the Early Access Period. The term “utility” or “utilities” as used in this Lease shall include natural gas, electricity, water (including water for fire protection service), sewer (both sanitary and storm), telephone, telecommunication and data utilities.
i)     To the best of Landlord’s knowledge, as of the Effective Date, there is no association governing the Premises.
j)    Landlord agrees that without the prior written approval of Tenant, which approval shall not be unreasonably withheld or conditioned, Landlord shall not enter into, approve or consent to any element of any amendment to any restrictions or covenants of record that would materially and adversely affect Tenant’s ability to use the Premises for the Permitted Use in accordance with the terms of this Lease; provided, however, subject to Article Eleven below, that nothing contained in this 6.07 or elsewhere in the Lease shall operate to limit Landlord’s ability to enter into financing or re-financing transactions secured by Landlord’s right, title and interest in and to the Premises, and to cause encumbrances to be recorded in connection therewith (but any such financing or re-financing shall be subject to the terms of Article Eleven below). Landlord shall request Tenant’s approval in a written notice which notice shall include reasonably sufficient detail, including copies of any draft amendment terms at issue hereunder. If Tenant fails to respond to Landlord’s prior written notice within fifteen (15) business days of receipt, then Landlord shall deliver a second written notice to Tenant which shall contain a header stating the following in bold, all capital letters: “TENANT’S FAILURE TO RESPOND TO THIS LETTER WITHIN FIVE (5) BUSINESS DAYS SHALL BE DEEMED TO BE TENANT’S APPROVAL. In the event Tenant fails to respond to such proposed amendment terms in writing within five (5) Business Days of receipt of the second request pursuant to the conditions hereof, then the proposed amendment terms shall be deemed approved.
k)    As of the date hereof, Landlord has delivered to Tenant (i) a current title commitment (“Commitment”) for an owner’s title insurance policy (with copies of all underlying title documents listed in the Commitment, other than any financing documents encumbering the Premises) issued by a title company selected by Landlord (the “Title Company”), and (ii) a current plat of survey (“Survey”) for the Premises prepared in accordance with the current “Minimum Standard Detail Requirements” for “ALTA/NSPS Land Title Surveys,” and certified to Landlord and the Title Company. Upon request, Landlord shall deliver to Tenant an updated Commitment and/or Survey as and when received by Landlord.
l)    [***] is a member of Landlord. The parent company of [***] is CBRE Group, Inc. (“Guarantor”). As a condition to the construction loan to finance construction of Landlord Improvements to be made by [***] as administrative agent (“Administrative Agent”) for the benefit of lenders (“Lenders”) as defined in that certain loan agreement between Landlord, as borrower, Administrative Agent and Lenders, Guarantor has agreed to deliver a completion guaranty whereby Guarantor shall guaranty the cost and completion of the Landlord Improvements.
ARTICLE SEVEN: DAMAGE OR DESTRUCTION
Section 7.01.    Partial Damage to Premises.
a)    Tenant shall notify Landlord in writing immediately upon the occurrence of any casualty to the Premises, and Landlord shall notify Tenant within thirty (30) days after such casualty as to the amount of time Landlord reasonably estimates it will take to restore the Premises (“Landlord’s Notice”). If the restoration time is estimated to exceed one hundred and eighty (180) days following the casualty, then Tenant may elect to terminate this Lease upon notice to Landlord given no later than thirty (30) days after Tenant’s receipt of the Landlord’s Notice. If the Premises is only partially damaged (i.e., less than fifty percent (50%) of the Premises is untenantable as a result of such casualty as determined by an independent structural engineer or less than fifty percent (50%) of Tenant’s operations are materially and adversely impaired) and if the proceeds received by Landlord from the property insurance policy described in Section 4.04(b) including the deductible paid by Tenant are sufficient to pay for the necessary repairs, and this Lease has not been terminated pursuant to the terms of this Article Seven, then Landlord shall promptly repair the damage and this Lease shall remain in full force and effect. Landlord shall repair any damage to Tenant’s fixtures, equipment, or improvements to the extent such damage is covered under Landlord’s insurance; provided, however, to the extent such fixtures, equipment or improvements were installed by Tenant or any Tenant Party, Landlord may elect to have such repair performed by Tenant; provided, further, that in no event shall Landlord’s restoration obligations extend to Tenant’s Property or Tenant’s Personal Property.
b)    Notwithstanding the foregoing, if (w) the restoration time is estimated to exceed three hundred and sixty-five (365) days following the casualty; (x) the insurance proceeds received by Landlord and the deductible paid by Tenant are not sufficient to pay the entire cost of repair; (y) the cause of the damage is not covered by the property insurance policy which Landlord is obligated to maintain under Section 4.04(b); or (z) any mortgage holder requires that any or all of the insurance proceeds issued on account thereof be used to retire any or all of the debt secured by its mortgage, Landlord may elect either to (i) complete the restoration or (ii) terminate this Lease, in each case upon notice to Tenant given no later than thirty (30) days after Landlord’s notice of such circumstances.
c)    If the damage to the Premises occurs during the last eighteen (18) months of the Lease Term and such damage will require more than one hundred twenty (120) days to repair, either Landlord or Tenant may elect to terminate this Lease, regardless of the sufficiency of any insurance proceeds. The party electing to terminate this Lease shall give written notification to the other party of such election within thirty (30) days after Tenant’s notice to Landlord of the occurrence of the damage.
Section 7.02.    Substantial or Total Destruction. If the Premises is substantially or totally destroyed by any cause whatsoever (i.e., the damage to the Premises is greater than partial damage as described in Section 7.01) (“Substantial Damage”), Tenant shall immediately notify Landlord of the Substantial Damage and Landlord shall deliver Landlord’s Notice pursuant to the terms of Section 7.01. If Substantial Damage occurs during the Lease Term, and the Landlord notifies Tenant that the restoration time is estimated to exceed three hundred sixty-five (365) days following Landlord’s Notice, then regardless of whether Landlord receives any insurance proceeds, this Lease shall terminate within thirty (30) days after the date of Landlord’s Notice (subject to the following clause) and Rent shall be apportioned as of the date of the destruction; provided, however, that if the Premises can be restored to substantially the same condition as existed immediately prior to such casualty within three hundred sixty-five (365) days after Landlord’s Notice, then if Landlord elects to rebuild the Premises, this Lease shall remain in full force and effect. Landlord shall notify Tenant of such election within thirty (30) days after delivery of the Landlord Notice. If Landlord so elects, Landlord shall rebuild the Premises (excluding any Alterations) at Landlord’s sole expense, subject to the terms hereof.
Section 7.03.    Failure to Restore. If Landlord elects or is required to rebuild the Premises pursuant to Section 7.01 or 7.02 above, and fails to complete such repairs within such thirty (30) days after the end of the estimated restoration period (subject to extensions for delays arising from Force Majeure), Tenant shall have the right to terminate this Lease upon thirty (30) days’ prior notice to Landlord. Notwithstanding the above, however, the Lease shall automatically be reinstated if the restoration is completed and the Premises are delivered to Tenant within thirty (30) days after Tenant’s termination notice. If Tenant does not elect to terminate the Lease, Landlord shall diligently, using commercially reasonable efforts to pursue all repairs to completion.
Section 7.04.    Temporary Reduction of Rent. If the Premises is destroyed or damaged and Landlord or Tenant repairs or restores the Premises pursuant to the provisions of this Article Seven, so long as neither Tenant nor any Tenant Party caused such damage or destruction, any Rent payable during the period of such damage, repair and/or restoration shall be prorated and abated for the period of repair and restoration commencing on the date of such damage or destruction and continuing until the repairs are completed in the proportion which the area of the Premises, if any, which is not usable by Tenant for its normal operation bears to the total area of the Premises, taking into consideration the rental rate per square foot for the space for which the proration is made and any adverse effects and disruptions to Tenant’s business caused during the period of such repairs. Except for such possible reduction in Rent, Tenant shall not be entitled to any compensation, reduction, or reimbursement from Landlord as a result of any damage, destruction, repair, or restoration of or to the Premises.
Section 7.05.     Waiver. Tenant waives the protection of any statute, code or judicial decision which grants a tenant the right to terminate a lease in the event of damage to or destruction of the leased property. Tenant agrees that the provisions this Article Seven above shall govern the rights and obligations of Landlord and Tenant in the event of any damage of or destruction to the Premises.
ARTICLE EIGHT: CONDEMNATION
If all or any portion of the Premises is taken under the power of eminent domain or sold under the threat of that power (all of which are called “Condemnation”), this Lease shall terminate as to the part taken or sold on the date the condemning authority takes title or possession, whichever occurs first, and, (x) if more than twenty percent (20%) of the rentable area of the Building is taken, or (y) if any portion of the Premises is taken which results in a material and adverse impairment to Tenant’s ability to conduct its business, either Landlord or Tenant may terminate this Lease as of the date the condemning authority takes title or possession, whichever occurs first, and Rent shall be apportioned as of said date, by delivering written notice to the other within thirty (30) days after receipt of written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority takes title or possession, whichever occurs first). If neither Landlord nor Tenant terminates this Lease, this Lease shall remain in full force and effect as to the portion of the Premises not taken, except that the Rent shall be reduced in proportion to the reduction in the square footage of the Building. Any Condemnation award or payment shall be the property of Landlord whether as compensation for reduction in the value of the leasehold, the taking of the fee, the taking of Landlord’s interest in any ground lease, or otherwise. Tenant shall have the right to pursue a Condemnation award to recover its damages; provided that such award is separate from and does not otherwise reduce any award to Landlord. If this Lease is not terminated, Landlord shall use commercially reasonable efforts to repair any damage to the Premises caused by the Condemnation to substantially the same condition as it was prior to such Condemnation (to the extent of condemnation proceed received by Landlord), except that Landlord shall not be obligated to repair any damage for which Tenant has been reimbursed by the condemning authority. If the damages received by Landlord for repair of the Premises are not sufficient to pay for such repair, Landlord shall have the right to either terminate this Lease or make such repair at Landlord’s expense. Further without limiting the foregoing, Tenant hereby waives the protection of any statute, code or judicial decision which grants Tenant a right to terminate this Lease or to obtain any compensation other than that set forth in this Section in the event of a taking, including, but not limited to, all applicable Maryland laws, to the extent that the specific provisions of this Lease conflict with such statute, code or judicial decision.
Notwithstanding the foregoing or anything else to the contrary contained herein, Landlord reserves the right convey all or a portion of Cargo Drive road (as identified on the site plan attached hereto as Exhibit B) to governmental authorities and/or otherwise dedicate such road or portion thereof for public use, and such conveyance and/or dedication shall not be considered a Condemnation hereunder.
ARTICLE NINE: ASSIGNMENT AND SUBLETTING
Section 9.01.    Landlord’s Consent Required. Except as otherwise provided in this Article Nine, no portion of the Premises or of Tenant’s interest in this Lease may be acquired by any other person or entity, whether by sale, assignment, mortgage, sublease, transfer, operation of law, or act of Tenant (each a “Transfer”), without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Any attempted Transfer without consent, to the extent Landlord’s consent is required, shall be null and void and deemed an Event of Default. If Tenant is a corporation, partnership or limited liability company, or other entity, any cumulative transfer of a controlling share of the stock, partnership, membership, or other equity interests in such entity, as the case may be, shall be deemed an assignment of this Lease, subject to and with the benefit of the provisions of this Article Nine.
Section 9.02.    Permitted Transfers. Notwithstanding the provisions of Section 9.01 hereof, Tenant may, at any time, and from time to time, without the consent of Landlord but with prior written notice to Landlord, assign its interest in the lease and/or in the Premises, or sublease, or permit the occupancy of, all or any part of the Premises as follows: (i) to any business organization that directly or indirectly controls, is controlled by or is under common control with Tenant (“Tenant Affiliates”); (ii) to any business organization resulting from the consolidation or merger of Tenant with any other business organization or organizations; or (iii) to any business organization which alone or together with affiliated business organizations shall acquire all or substantially all of the beneficial interests of Tenant and/or Tenant’s business or assets (each, a “Permitted Transfer” and any of the foregoing, a “Permitted Transferee”); provided that Tenant shall nevertheless be required to supply Landlord with the information and documentation required with respect to a Transfer and a Transferee under Section 9.04.
Section 9.03.    Release of Tenant. No transfer permitted by this Article Nine, whether with or without Landlord’s consent or any assumption of Tenant’s obligation under this Lease, including without limitation any transfer under Section 9.02, shall release Tenant or any guarantor or change Tenant’s primary liability to pay the Rent and to perform all other obligations of Tenant under this Lease. Landlord’s acceptance of Rent from any other party is not a waiver of any provision of this Article Nine. Consent to one transfer is not a consent to any subsequent transfer. If Tenant’s transferee Defaults under this Lease, Landlord may proceed directly against Tenant without pursuing remedies against the transferee. Landlord may consent to subsequent assignments, subleases, transfers, or modifications of this Lease by Tenant’s transferee, and such action shall not relieve Tenant’s liability under this Lease or the liability of any guarantor. Notwithstanding anything to the contrary contained herein, if Tenant demonstrates to Landlord’s reasonable satisfaction that the transferee is of a tangible, financial net worth, that is equal to or greater than the greater of (x) Tenant’s and any guarantor’s aggregate tangible, financial net worth at the time of entering into this Lease (which amount, after the first year of the Term, shall be adjusted on an annual basis by a percentage which is equal to the annual increase in the Consumer Price Index for All Urban Consumers (CPI-U), U.S. City Average, all items (unadjusted) (Base: 1982-84=100), as published by the U.S. Department of Labor, Bureau of Labor Statistics), and (y) Tenant’s and any guarantor’s aggregate tangible, financial net worth at the time of such Transfer, then Tenant and any guarantor shall be released from liability and obligation under this Lease arising from and after the date of such Transfer. In no event shall a Transfer of any kind serve to release Tenant or any guarantor from liability for any of its obligations or acts arising or occurring prior to the date of the Transfer.
Section 9.04.    Landlord’s Consent. Tenant’s request for consent to any Transfer required under the terms of this Article Nine shall set forth in writing the details of the proposed Transfer, including the name, business and financial condition of the prospective transferee (including current financial statements of the transferee certified by an executive officer of the transferee if the transferee’s financial statements are not publicly available), financial details of the proposed Transfer relating to the Premises (e.g., the term of and the rent and security deposit payable under any proposed assignment or sublease), a complete copy of the proposed Transfer documents, and any other information Landlord reasonably deems relevant. Landlord shall not unreasonably withhold, condition, or delay its consent to any proposed Transfer. Without limiting Landlord’s right to reasonably withhold, condition or delay its consent, it shall be reasonable for the Landlord to withhold, delay, or condition its consent to a Transfer if: (i) the business of the proposed assignee or subtenant or the proposed use of the Premises would violate the Permitted Use under this Lease, (ii) Tenant, at the time of the request for the Transfer, is in Default under this Lease beyond any applicable notice and cure periods, (iii) the proposed assignee has a tangible, financial net worth, that is less than the Tenant’s tangible, financial net worth at the time of entering into this Lease (provided, however, it is expressly acknowledged and agreed that net worth and capitalization of the proposed assignee are not the only factors Landlord may consider when determining whether to reasonably grant its consent to the proposed assignment), or (iv) the representations and warranties of Tenant under Section 13.17 are not true with respect to such proposed assignee or subtenant. Landlord shall charge Tenant a Two Thousand Five Hundred and No/100 Dollars ($2,500.00) processing fee for each Tenant request under this Section. So long as Tenant has provided Landlord with all information required by Landlord, Landlord shall notify Tenant of its consent to any such requested assignment or sublease within fifteen (15) business days from the later of delivery of Tenant’s request or such information requested by Landlord. If Landlord fails to approve or disapprove of any proposed Transfer (with a written explanation of the grounds for such disapproval) within ten (10) days of Tenant’s written request for same, Tenant shall have the right to provide Landlord with a second request again specifically requesting approval and containing the following statement in bold and capital letters: “THIS IS A SECOND REQUEST FOR APPROVAL OF TRANSFER PURSUANT TO THE PROVISIONS OF SECTION 9 OF THE LEASE. IF LANDLORD FAILS TO RESPOND WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT OF THIS NOTICE, THEN LANDLORD SHALL BE DEEMED TO HAVE APPROVED THE PROPOSED TRANSFER DESCRIBED HEREIN.” In the event Landlord fails to approve or disapprove of the proposed Transfer in writing within five (5) Business Days of receipt of the second request pursuant to the conditions hereof, then the proposed Transfer shall be deemed approved.
Section 9.05.    No Merger. No merger shall result from Tenant’s sublease of the Premises under this Article Nine, Tenant’s surrender of this Lease or the termination of this Lease in any other manner. In any such event, Landlord may terminate any or all subtenancies or succeed to the interest of Tenant as sublandlord under any or all subtenancies.
Section 9.06.    Assignment by Landlord. If Landlord sells or otherwise transfers its interest in the Premises, or if Landlord assigns its interest in the Lease, such purchaser, transferee or assignee thereof shall be deemed to have assumed Landlord’s obligations hereunder and this Lease shall remain in full force and effect. Notwithstanding the foregoing or anything contained herein to the contrary, Landlord shall have the unrestricted right to assign or transfer its interest in this Lease to purchasers of the Premises or Land (or Landlord’s interest therein), to holders of mortgages on the Premises, or to any other party, in which event Landlord shall be released from all duties, obligations and liabilities arising hereunder after the assignment or transfer becomes effective; provided, however, prior the Commencement Date, Landlord shall not assign or transfer its interest in this Lease, except to the extent required by Applicable Laws or in connection with any foreclosure action or in lieu of foreclosure. Tenant waives the protection of any statute or rule of law which gives or purports to give Tenant any right to terminate this Lease or surrender possession of the Premises upon transfer of Landlord’s interest. If required by any Incentive Award, Landlord shall deliver a deed of transfer to the applicable Taxing Authority promptly following a sale of the Premises by Landlord or other transfer of Landlord’s interest in the Premises.
Section 9.07.    Permitted Occupants. Notwithstanding anything herein to the contrary, Tenant shall have the right, at any time during the Term, to permit its clients, customers, and/or business associates working with Tenant and/or Tenant’s Affiliates and subsidiaries of Tenant to use portions of the Premises not to exceed twenty percent (20%) of the Building in the aggregate in an office-sharing arrangement (“Permitted Occupancy”) and the same shall in no event constitute a sublease or other Transfer for purposes of this Article 9 and without Tenant to provide notice to or obtain the consent of Landlord with respect to same; provided such permitted occupant(s) complies with and are bound by all terms and conditions of this Lease regarding use and occupancy of the Premises. Further notwithstanding anything to the contrary, no notice shall be required in the event Tenant engages a third party logistics provider (“3PL”) to process, deliver, handle, repack, or otherwise distribute its product at and from the Premises and to provide other logistics and other distribution center management support functions within the Premises on behalf of Tenant. The use of a 3PL by Tenant and any license or other agreement entered into between Tenant and such 3PL shall in no way be deemed an assignment of this Lease or a subletting of the Premises for purposes of this Article Nine, so long as the 3PL complies with and are bound by all terms and conditions of this Lease regarding use and occupancy of the Premises. Tenant shall retain the right to change the 3PL or its method of distribution during the Lease Term, including any extensions thereto. For the avoidance of doubt, Tenant’s engagement of a third party logistics operator is recognized and pre-approved by the Landlord as within the scope of Tenant’s ordinary course of business activities.
ARTICLE TEN: DEFAULTS; REMEDIES
Section 10.01.    Covenants and Conditions; Time of Essence. Tenant’s performance of each of Tenant’s obligations under this Lease is a condition as well as a covenant. Tenant’s right to continue in possession of the Premises is conditioned upon such performance. Time is of the essence in the performance of all covenants, obligations and conditions of this Lease by Tenant.
Section 10.02.    Defaults. Any of the following shall constitute an “Event of Default” or “Default” by Tenant under this Lease:
a)    If Tenant abandons the entire Premises and ceases to perform any of its obligations under this Lease for a period of sixty (60) or more consecutive days or if Tenant’s vacation of the Premises results in the cancellation of any insurance described in Section 4.04;
b)    If Tenant fails to pay Rent or any other charge within five (5) business days after written notice from Landlord stating that the payment is now due;
c)    If Tenant fails to perform any of Tenant’s other non-monetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord (or in the case of any default under Article Nine (Assignment and Subletting) or Section 4.04 (Insurance Policies), ten (10) days) ; provided that if the nature of such Default is such that the same cannot reasonably be cured within a thirty (30) day period, Tenant shall not be deemed to be in Default if it diligently commences such cure within such period and thereafter diligently proceeds to rectify and cure such Default; provided, however, if this Lease specifically provides a shorter period for cure of a non-monetary obligation, then such shorter period shall apply; provided, further, if this Lease specifically provides that any failure is non-curable or that no notice of default is required, then Landlord shall not be required to give such notice.
d)    (i) If Tenant or any guarantor or surety of Tenant’s obligations hereunder makes a general assignment or general arrangement for the benefit of creditors or ; (ii) if a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant or any guarantor or surety of Tenant’s obligations hereunder, and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease and possession is not restored to Tenant within thirty (30) days; (iv) if substantially all of Tenant’s assets located at the Premises or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days; or (v) Tenant or any guarantor or surety of Tenant’s obligations hereunder is dissolved.
The notices required by this Section 10.02 are intended to satisfy any and all notice requirements imposed by law on Landlord and are not in addition to any such requirements.
Section 10.03.    Landlord Remedies. On the occurrence of any Event of Default by Tenant, Landlord may, at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any right or remedy which Landlord may have:
a)    Terminate Tenant’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant’s Default, including (i) all unpaid Base Rent, Additional Rent and other charges which Landlord had earned at the time of the termination; (ii)  an amount (the “Accelerated Rental Amount”) equal to the excess of the then present value of the Base Rent and other amounts payable by Tenant under this Lease as would otherwise have been required to paid by Tenant to Landlord during the period following the termination of this Lease measured from the date of such termination to the expiration date stated in this Lease, over the present fair market rental value of the Premises for such period, as calculated by taking into account the then applicable market rental rates for comparable properties and taking into consideration the availability of acceptable tenants and other market conditions affecting leasing; and (iii) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s Default or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any reasonable costs or expenses Landlord incurs in maintaining or preserving the Premises after such Default, the reasonable out of pocket cost of recovering possession of the Premises, reasonable out of pocket expenses of reletting including without limitation Landlord’s reasonable attorneys’ fees incurred in connection therewith and brokerage fees and/or leasing commissions incurred by Landlord (provided that Tenant shall not be liable for any portion applicable to the period after the scheduled termination of this Lease), including without limitation, costs of removing and storing Tenant’s or any other occupant’s property, repairing, altering, remodeling, or otherwise putting the Premises into the condition that Tenant was required to leave it on termination of this Lease, reasonable expenses incurred by Landlord in pursuing its remedies, including reasonable attorneys’ fees and court costs, and any real estate commission paid or payable. If Tenant has abandoned the Premises and has ceased to perform its obligations under this Lease, Landlord shall have the option of (i) retaking possession of the Premises and recovering from Tenant the amount specified in this Section 10.03(a), or (ii) proceeding under Section 10.03(b), Section 10.03(c) or Section 10.03(d). Tenant and Landlord acknowledge and agree that payment to Landlord of the Accelerated Rental Amount is a reasonable forecast of the actual damages which will be suffered by Landlord in case of a termination of this Lease as the result of an Event of Default by Tenant, which actual damages are otherwise difficult or impossible to ascertain, and therefore such payment constitutes liquidated damages and not a penalty.
b)    Without terminating the Lease, take possession of and reenter the Premises pursuant to a judgment for possession obtained by judicial process (that is, obtaining a court order for the eviction of Tenant or other similar order of a court of competent jurisdiction). Upon Landlord’s taking possession and reentry of the Premises pursuant to a judgment for possession obtained by judicial process, it shall be lawful for Landlord, without formal demand or notice of any kind, to re-enter the Premises and to remove Tenant and all persons and property therefrom. In such case, Landlord shall use commercially reasonable efforts to relet the Premises; provided, however, (i) Landlord shall not be obligated to accept any tenant proposed by Tenant, (ii) Landlord shall have the right to lease any other space controlled by Landlord first, and (iii) any proposed tenant shall meet all of Landlord’s leasing criteria. For the purpose of such reletting, Landlord is authorized to make any repairs, changes, alterations, or additions in or to the Premises as Landlord deems reasonably necessary or desirable. If the Premises are not relet and Landlord does not otherwise elect to terminate this Lease and pursue the remedies described in subsection (a) above, then Tenant shall pay to Landlord as damages a sum equal to the amount of the rental reserved in this Lease for such period or periods, plus the cost of recovering possession of the Premises (including reasonable attorneys’ fees and costs of suit), the unpaid Base Rent and other amounts accrued hereunder at the time of repossession, and the costs incurred in any attempt by Landlord to relet the Premises. If the Premises are relet and a sufficient sum shall not be realized from such reletting [after first deducting therefrom, for retention by Landlord, the unpaid Base Rent and other amounts accrued hereunder at the time of reletting, the cost of recovering possession (including reasonable attorneys’ fees and costs of suit), all of the costs and expense of repairs, changes, alterations, and additions, the expense of such reletting (including without limitation brokerage fees and leasing commissions) and the cost of collection of the rent accruing therefrom] to satisfy the rent provided for in this Lease to be paid, then Tenant shall pay any such deficiency within thirty (30) days of written demand from Landlord. Any such payments due Landlord shall be made within such thirty (30) day period and Tenant agrees that Landlord may file suit to recover any sums falling due, following such thirty (30) day period. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect in writing to terminate this Lease for such previous breach.
c)    Maintain Tenant’s right to possession, in which case this Lease shall continue in effect whether or not Tenant has abandoned the Premises. In such event, Landlord shall be entitled to enforce all of Landlord’s rights and remedies under this Lease, including without limitation the right to recover the Rent as it becomes due.
d)    Pursue any other remedy now or hereafter available to Landlord in equity and/or under the laws or judicial decisions of the state in which the Premises is located.
Landlord shall use commercially reasonable efforts to mitigate its damages in connection with any breach by Tenant of this Lease or an Event of Default; provided, any reletting of the Premises shall be on such terms and conditions as Landlord in its reasonable discretion may determine (including a term different than the remaining Lease Term, rental concessions, alterations and repair of the Premises, and leasing of less than the entire Premises to any tenant). Subject to Landlord’s obligation to use commercially reasonable efforts to mitigate its damages (as described herein above in this Article Ten), Landlord shall not be liable, nor shall Tenant’s obligations hereunder be diminished because of, Landlord’s failure to relet the Premises or collect rent due in respect of such reletting, provided that Tenant will not be liable for any indirect or consequential damages.
No reentry, acts of maintenance or preservation, efforts to relet, or taking possession of the Premises by Landlord or the appointment of a receiver upon initiative of the Landlord to protect the Landlord’s interest under this Lease shall be construed as an election to terminate this Lease unless an express written notice of such intention is delivered to Tenant or unless the termination thereof is decreed by a court of competent jurisdiction. Notwithstanding any reletting of the Premises without termination of this Lease by Landlord, Landlord may at any time after such reletting elect to terminate this Lease, in which case, Landlord shall have all the rights and remedies provided by law or equity or this Lease upon termination. Notwithstanding the foregoing, Landlord shall be required to use commercially reasonable efforts to mitigate damages.
If Tenant fails to commence to perform any obligation within any applicable notice and cure period and thereafter diligently pursue completion thereof, Landlord may deliver a second notice thereof which shall include a cover letter with the following at the top of such letter, in bold, all caps text: “FAILURE TO COMMENCE CURE WITHIN FIVE (5) BUSINESS DAYS SHALL RESULT IN LANDLORD’S RIGHT TO EXERCISE A SELF HELP REMEDY”, and if Tenant fails to commence to perform within such five (5) business day period, and thereafter diligently pursue, such cure, then Landlord may, but shall not be obligated to, perform such obligation and Tenant shall pay Landlord all reasonable costs associated therewith, plus an administrative fee of five percent (5%) of such costs, within thirty (30) days following presentation of a reasonably detailed invoice demonstrating the expenses incurred by Landlord. Notwithstanding the foregoing, if Landlord notifies Tenant in writing setting forth in bold, all caps text that Tenant’s failure to promptly perform its obligations under the Lease will cause an imminent material risk of personal injury or damage to the Premises or Land, then Landlord shall have the foregoing self-help rights immediately if Tenant either (i) fails to respond to Landlord within a reasonable period (which, if exigent, shall be within twenty-four (24) hours) with a commercially reasonable statement of Tenant’s plan to address the failure including the estimated time to cure the same, or (ii) fails to commence the cure as soon as reasonably possible and to diligently pursue and keep Landlord informed of the progress of such cure. If Landlord exercises this self-help remedy and Tenant timely reimburses Landlord as required above, then Landlord may not exercise any other remedy for the particular Event of Default so cured by Landlord.
Section 10.04.    Cumulative Remedies; General. Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy. Exercise by Landlord of any one or more remedies hereunder granted or otherwise available at law or in equity (it being expressly acknowledged that Landlord shall have full recourse to such other legal and equitable remedies unless expressly herein waived) shall not be deemed to be an acceptance of surrender of the Premises and/or a termination of this Lease by Landlord, whether by agreement or by operation of law, it being understood that such surrender and/or termination can be effected only by the written agreement of Landlord and Tenant. Any law, usage, or custom to the contrary notwithstanding, each party shall have the right at all times to enforce the provisions of this Lease in strict accordance with the terms hereof; and the failure of either party at any time to enforce its rights under this Lease strictly in accordance with same shall not be construed as having created a custom in any way or manner contrary to the specific terms, provisions, and covenants of this Lease or as having modified the same. Tenant and Landlord further agree that forbearance or waiver by either party to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of such party’s right to enforce one or more of its rights in connection with any subsequent default. A receipt by either party of rent or other payment with knowledge of the breach of any covenant hereof shall not be deemed a waiver of such breach, and no waiver by either party of any provision of this Lease shall be deemed to have been made unless expressed in writing and signed by such party. The terms “enter,” “re-enter,” “entry” or “re-entry,” as used in this Lease, are not restricted to their technical legal meanings.
Section 10.05.    Landlord Default. Notwithstanding anything to the contrary set forth in this Lease, Landlord shall not be in default in the performance of any obligation required to be performed by Landlord pursuant to this Lease unless Landlord fails to perform such obligation within thirty (30) days after the receipt of notice from Tenant specifying in detail Landlord’s failure to perform; provided, however, if the nature of Landlord’s obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be in default under this Lease if it shall commence such performance within such thirty (30) day period and thereafter diligently pursue the same to completion. Upon any such default by Landlord under this Lease, Tenant may, except as otherwise specifically provided in this Lease to the contrary, exercise any of its rights provided at law or in equity. Tenant shall have no right to terminate this Lease, except as expressly provided elsewhere in this Lease.
ARTICLE ELEVEN: PROTECTION OF LENDERS.
Section 11.01.    Subordination. Subject to the conditions set forth in this Article 11, this Lease shall be subordinate to any existing ground lease, deed of trust or mortgage encumbering the Premises, any advances made on the security thereof and any renewals, modifications, consolidations, replacements or extensions thereof, whenever made or recorded. Tenant shall reasonably cooperate with Landlord and any lender which has or is acquiring a security interest in the Premises or this Lease. Within ten (10) business days of delivery by Landlord, Tenant shall execute such further documents and assurances, including a commercially reasonable subordination, non-disturbance and attornment agreement (“SNDA”) reasonably acceptable to Tenant and lender, as such lender may require confirming the foregoing and to include non-

disturbance provisions consistent with those set forth in this Article 11, within fifteen (15) business days after written request. The subordination to any current or future mortgage provided for in this section is expressly conditioned upon the delivery of the SNDA by the mortgagee named in any such mortgage, or by the trustee and the beneficiary named in any such deed of trust, or by the lessor under such ground lease, providing that notwithstanding any default in the mortgage or deed of trust and any foreclosure thereof, or the enforcement by the holder thereof of any rights or remedies, including sale thereunder, or otherwise, this Lease shall be recognized, remain in full force and effect, and Tenant’s right to quiet possession of the Premises during the Lease Term shall not be disturbed by the holder of any deed of trust, mortgage, or ground lease so long as Tenant is not in Default under the Lease beyond all applicable notice and cure periods, whether this Lease is dated prior to or subsequent to the date of such deed of trust or mortgage. Such agreement shall be in a commercially reasonable form reasonably acceptable to Tenant and lender. Tenant and Landlord agree that any such SNDA will not be recorded. If any beneficiary or mortgagee elects to have this Lease prior to the lien of its deed of trust or mortgage and gives written notice thereof to Tenant, this Lease shall be deemed prior to such deed of trust or mortgage whether this Lease is dated prior or subsequent to the date of said deed of trust or mortgage or the date of recording thereof. In the event any such lender gives written notice to Tenant of such lender’s interest in the Premises and provides lender’s address for notices, Tenant will give written notice to such lender of any default by Landlord under this Lease by mailing a copy of the same by certified mail, postage prepaid, addressed to such lender, and thereafter, if Landlord fails to cure such default within any time periods specified in this Lease, lender shall have an additional period of thirty (30) days after the time Landlord’s cure period expires to cure such default on Landlord’s behalf; provided that under no circumstance will any such lender be obligated to cure or to continue to cure any such default. If more than thirty (30) days are required to complete such cure, lender’s right to cure such default shall be extended provided that lender commenced to cure such default within the thirty (30)-day period and thereafter diligently pursues its completion, provided that in no event shall lender’s additional cure period exceed one hundred twenty (120) days. Notwithstanding Beneficiary’s cure of any such default on Landlord’s behalf, and notwithstanding any assignment of this Lease and/or the Rents payable hereunder by Landlord, whether as security or absolute, in connection with financing on all or part of the Premises, Tenant agrees that such lender shall never be treated as a mortgagee in possession or be liable for any obligations of Landlord, even if lender shall have commenced to cure a default or commenced collecting Rents hereunder, until such time as such lender has obtained actual legal title to Landlord’s interest in the Premises or actual physical possession of the Premises.
Section 11.02.    Attornment. If Landlord’s interest in the Premises is acquired by any ground lessor, beneficiary under a deed of trust, mortgagee, or purchaser at a foreclosure sale or in acquiring Landlord’s interest in the Premises in lieu of foreclosure Tenant shall attorn to the transferee or successor to Landlord’s interest in the Premises and recognize such transferee or successor as Landlord under this Lease, subject to Tenant’s receipt of a written SNDA in form complying with the terms of this Section 11 and otherwise reasonably acceptable to Tenant and lender. Within ten (10) business days of delivery by Landlord, Tenant shall execute such commercially reasonable further documents and assurances as such lender or such purchaser or successor may reasonably require, including an amendment to the this Lease with such changes as may be reasonably requested by such lender, successor or purchaser, provided such changes do not materially increase Tenant’s obligations under this Lease, or materially and adversely affect Tenant’s rights under the Lease.
Section 11.03.    Current Lender’s SNDA. Upon Tenant’s execution of this Lease, Tenant shall execute and deliver to Landlord the SNDA from Landlord’s current lender, attached hereto as Exhibit E and made a part hereof (“Current Lender’s SNDA”), which SNDA shall be deemed to be commercially reasonable. This Lease is conditioned upon Tenant’s receipt of a counter executed SNDA by the current lender within thirty (30) days of the Execution Date.
Section 11.04.    Estoppel Certificates. Upon Landlord’s written request, but no more frequently than one (1) time in any particular period of twelve (12) months (except (i) in connection with a proposed sale, financing or refinancing of the Premises by Landlord or (ii) during the pendency of a Default hereunder), Tenant shall execute, acknowledge and deliver to Landlord a written statement in the form attached hereto as Exhibit F (“Form Estoppel Certificate”) certifying, with any appropriate exceptions to the statements therein: (a) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how they have been changed); (b) that this Lease has not been cancelled or terminated; (c) the last date of payment of the Base Rent and other charges and the time period covered by such payment; (d) that Landlord is not in default under this Lease (or, if Landlord is claimed to be in default, stating why); and (e) such other representations or information with respect to Tenant or the Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Premises, or any leasehold beneficiary, may reasonably require. Tenant shall deliver such statement to Landlord within ten (10) business days after Landlord’s request. Landlord may give any such statement by Tenant to any third party and such third party may rely conclusively upon such statement as true and correct.
Section 11.05    Financial Condition. Landlord acknowledges that Tenant does not have non-consolidated financial statements and that its financial statements are available publicly. If and so long as the financial statements of Tenant are not publicly available, for any reason, Tenant within fifteen (15) days after written request from Landlord, but no more than once per calendar year (except (i) in connection with a proposed sale, financing or refinancing of the Premises by Landlord or (ii) during the pendency of a Default hereunder), shall deliver to Landlord such financial statements as Landlord may reasonably require so Landlord may verify the net worth and profitability of Tenant or any assignee or subtenant of Tenant. Tenant shall only be obligated to deliver such financial statements in the Event of Default by Tenant under this Agreement, in the event a lender holding debt secured by the Premises requests it, or to facilitate the financing, refinancing, or sale of the Premises or in the event Landlord has a commercially reasonable belief that the financial condition of Tenant is such that the ability of Tenant to perform under the terms of this Lease is in jeopardy. To the extent Tenant is not publicly traded and/or Tenant’s financial statements are not public information, Landlord shall keep (and require any lender or prospective purchaser to agree in writing to keep) such financial statements confidential, and such financial statements shall be used only for the purposes set forth in this Lease.
ARTICLE TWELVE: LEGAL COSTS
Section 12.01.    Legal Proceedings. In the event either party institutes any legal proceedings against the other for breach of any provision herein contained and prevails in such action, the non-prevailing party shall, upon demand, pay all the prevailing party’s reasonable costs, charges and expenses, including the reasonable fees and out-of-pocket expenses of counsel, agents and others retained by the prevailing party incurred by the prevailing party in connection with such legal proceedings.
ARTICLE THIRTEEN: MISCELLANEOUS PROVISIONS
Section 13.01.    Non-Discrimination. Landlord and Tenant each promise it will make commercially reasonable efforts to comply in all material respects with all Applicable Laws pertaining to anti-discrimination and anti-segregation in the leasing, subleasing, transferring, occupancy, tenure or use of the Premises or any portion thereof.
Section 13.02.    Landlord’s Liability; Certain Duties.
a)    As used in this Lease, the term “Landlord” means only the current owner or owners, at the time in question, of the leasehold estate under any ground lease of the Premises, or if there is no leasehold estate under a ground lease of the Premises, the owner or owners of the fee title to the Premises. Each landlord is obligated to perform the obligations of Landlord under this Lease only during the time such Landlord owns such interest or title. Any landlord who transfers its title or interest is relieved of all liability with respect to the obligations of Landlord under this Lease to be performed on or after the date of transfer, and upon transfer of Landlord’s interest or title, the transferee, by accepting such transfer, shall be deemed to have assumed Landlord’s obligations under this Lease to be performed on and after the date of transfer (and shall be deemed to have received all funds that Tenant previously paid to Landlord if such funds have not yet been applied under the terms of this Lease). Each landlord remains fully liable for any and all obligations during the Lease Term for the duration of such landlord’s ownership. The foregoing shall in no way limit Tenant’s rights under this Lease, including, without limitation, any right set forth in this Lease to offset from Rent for events which may have occurred prior to the transfer of Landlord’s interest.
b)    Notwithstanding any term or provision herein to the contrary, the liability of Landlord for the performance of its duties and obligations under this Lease is limited to Landlord’s interest in the Premises, as the same may from time to time be encumbered, the rental proceeds of the Premises, and the proceeds of the transfer, casualty or condemnation thereof, and neither Landlord nor its direct or indirect partners, shareholders, members, managers, officers, directors, employees, agents, or other principals shall have any personal liability under this Lease.
Section 13.03.    Severability. A determination by a court of competent jurisdiction that any provision of this Lease or any part thereof is illegal or unenforceable shall not cancel or invalidate the remainder of such provision or this Lease, which shall remain in full force and effect. It is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there be added, as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.
Section 13.04.    Interpretation. The captions of the Articles and Sections of this Lease are to assist the parties in reading this Lease and are not a part of the terms or provisions of this

Lease. Whenever required by the context of this Lease, the singular shall include the plural and the plural shall include the singular. The masculine, feminine and neuter genders shall each include the other. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant” shall include Tenant Parties, their successors and assigns and others using the Premises with Tenant’s express or implied permission. In any provision relating to the conduct, acts or omissions of Landlord, the term “ Landlord “ shall include Landlord Parties, their successors and assigns and others using the Premises with Landlord ‘s express or implied permission.
Section 13.05.    Incorporation of Prior Agreements; Modifications. This Lease, including its accompanying riders and exhibits, is the only agreement between the parties pertaining to the lease of the Premises and no other agreements with respect thereto are effective. No representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained in this Lease, and any prior agreements, promises, negotiations, or representations are superseded by the Lease Documents. All riders and exhibits attached hereto are hereby incorporated into this Lease and made a part hereof. Any capitalized terms used but not defined in any rider or exhibit to this Lease shall have the same meaning ascribed to such term in the body of this Lease. All amendments to this Lease shall be in writing and signed by Landlord and Tenant. Any other attempted amendment shall be void.
Section 13.06.    Notices. All notices required or permitted under this Lease and Applicable Law shall be in writing and shall be either (a) personally delivered, (b) sent by overnight express delivery by a nationally recognized courier, (c) sent by registered mail, return receipt requested, postage prepaid, or (d) sent by electronic mail, provided for delivery pursuant to this clause (d) a copy is also sent pursuant to either clause (a), (b) or (c) above. All notices shall be effective upon personal delivery or actual delivery or when delivery is refused, which for purposes of (b) and (c) above shall be evidenced by the return receipt. Notwithstanding the foregoing, from and after the date Tenant takes possession of the Premises, personal delivery of notices to Tenant may in all events be made by leaving a copy of the notice at the Premises and Tenant will deemed to have appointed as an agent to receive the service of all default notices and notice of commencement of unlawful detainer proceedings the person in charge of or apparently in charge of or occupying the Premises at the time, and, if there is no such person, then such service may be made by attaching the same on the main entrance of the Premises. Either party may change its notice address upon written notice to the other party.
Notices to Tenant shall be delivered to:
Lifetime Brands, Inc.
1000 Stewart Avenue
Garden City, NY 11530
Attention: Sara A. Shindel, General Counsel and Secretary
Tel: 516-203-3587
Fax: 516-450-0009
Email: sara.shindel@lifetimebrands.com
With a copy to:

Nixon Peabody LLP
275 Broadhollow Road, Suite 300
Melville, NY 11747-4808
Attention: Denise Pursley, Esq.
dpursley@nixonpeabody.com
Notice to Landlord shall be delivered to:

c/o Trammell Crow Company
888 16th Street, NW,
Suite 555
Washington, DC 20006
Email: crodriguez@trammellcrow.com
With a copy to:

Venable LLP
600 Massachusetts Avenue NW
Washington, DC 20001
Attention: Joseph W. Creech, Esq.
Email: jcreech@venable.com

Section 13.07.    Waivers. All waivers must be in writing and signed by the waiving party. The failure by Landlord or Tenant to enforce any provision of this Lease or Landlord’s acceptance of Rent shall not be a waiver and shall not prevent Landlord or Tenant (as the case may be) from enforcing that provision or any other provision of this Lease in the future. A waiver by Landlord or Tenant to enforce its rights pursuant to this Lease or at law or in equity, shall not be a waiver of such waiving party’s right to enforce one or more of its rights in connection with any subsequent default. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.
Section 13.08.    No Recordation. Tenant shall not record this Lease or any memorandum thereof without prior written consent from Landlord.
Section 13.09.    Binding Effect. This Lease binds any party who legally acquires any rights or interest in this Lease from Landlord or Tenant, except as otherwise set forth in this Lease. However, Landlord shall have no obligation to Tenant’s successor unless the rights or interests of Tenant’s successor are acquired in accordance with the terms of this Lease.
Section 13.10.    Choice of Law. The laws of the state in which the Premises is located shall govern this Lease without regard to conflict of law principles.
Section 13.11.    Authority. If Tenant is a partnership or a limited liability company, each person or entity signing this Lease for Tenant represents and warrants that he or it is a general partner of the partnership or a managing member of the limited liability company, as the case may be, that he, she or it has full authority to sign for the partnership or limited liability company, as the case may be, and that this Lease binds the partnership and all general partners of the partnership and the limited liability company, as the case may be.
Section 13.12.    Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant under this Lease.
Section 13.13.    Force Majeure. If either party cannot perform any of its obligations due to events beyond its control, the time provided for performing such obligations shall be extended by a period of time equal to the duration of such events. Events beyond a party’s control include, but are not limited to, lack of or delay in the issuance of building permits or other required governmental approvals or other delay by governmental authorities, acts of God, terrorism, riot, war, civil commotion, delay by the other party or any Landlord or Tenant Party, as the case may be, labor disputes, strikes, fire, flood or other casualty, shortages of labor or material, government regulation, restriction or delay, and weather conditions causing delay (“Force Majeure”). Each party will, promptly upon becoming aware of such event, notify the other party of any Force Majeure event. Notwithstanding anything to the contrary contained herein, in no event shall Force Majeure be applied to excuse any failure of either party to comply with any monetary obligations hereunder.
Section 13.14.    Execution of Lease; Electronic Signatures. This Lease may be executed in counterparts and, when all counterpart documents are executed, the counterparts shall constitute a single binding instrument. Execution copies of this Lease may be delivered by email, and the parties hereto agree to accept and be bound by scanned signatures transmitted via email hereto, which signatures shall be considered as original signatures with the transmitted Lease having the same binding effect as an original signature on an original Lease. Neither party may raise the use of a scanned document or the fact that any signature was transmitted through the use of email as a defense to the enforcement of this Lease.
Section 13.15.    Survival. Intentionally Omitted.
Section 13.16.    Not an Offer. Either party’s delivery of this Lease to the other party shall not be deemed to be an offer to lease, and the Lease shall not be binding upon either party until executed and delivered by both parties.
Section 13.17.    OFAC. Landlord advises Tenant hereby that the purpose of this Section 13.17 is to provide to Landlord information and assurances to enable Landlord to comply with the law relating to OFAC.
a)    Tenant hereby represents, warrants and covenants to Landlord, either that (i) Tenant is regulated by the SEC, FINRA or the Federal Reserve (a “Regulated Entity”) or (ii) neither Tenant nor any person or entity that directly or indirectly (a) controls Tenant or (b) has an ownership interest in Tenant of twenty-five percent (25%) or more, appears on the list of Specially Designated Nationals and Blocked Persons (“OFAC List”) published by the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of the Treasury.
b)    If, in connection with this Lease, there is one or more guarantor of Tenant’s obligations under this Lease, then Tenant further represents, warrants and covenants either that (i) any such guarantor is a Regulated Entity or (ii) neither such guarantor nor any person or entity that directly or indirectly (a) controls such guarantor or (b) has an ownership interest in such guarantor of twenty-five percent (25%) or more, appears on the OFAC List.
c)    Tenant covenants during the term of this Lease to provide to Landlord information reasonably requested by Landlord including without limitation, organizational structural charts and organizational documents which Landlord may deem to be necessary (“Tenant OFAC Information”)  in order for Landlord to confirm Tenant’s continuing compliance with the provisions of this Section 13.17. Tenant represents and warrants that the Tenant OFAC Information it has provided or to be provided to Landlord in connection with the execution of this Lease is true and complete.
Section 13.18.    Nondisclosure of Certain Lease Terms. Landlord and Tenant agree that the terms of this Lease are confidential and constitute proprietary information of Landlord and Tenant, and that disclosure of the terms hereof could, in part, adversely affect the ability of Landlord to negotiate with other tenants. Landlord and Tenant hereby agree that Landlord and Tenant and their respective partners, members, principals, officers, directors, employees, agents, real estate brokers, sales persons, lenders, attorneys, agents, contractors (“Permitted Persons”) shall not disclose the terms of this Lease to any other party without the other party’s prior written consent, not to be unreasonably withheld, conditioned or delayed, except (i) Tenant may disclose such information to any accountants of Tenant in connection with the preparation of Tenant’s financial statements or tax returns, or to an assignee of this Lease or subtenant of the Premises, (ii) Landlord may disclose as required to perform its obligations under this Lease or in connection with any proposed sale, financing or refinancing of the Premises, and (iii) either party may disclose to Permitted Persons, as required by Applicable Law, in connection with any action brought to enforce this Lease or if such information is already a matter of public record or generally known to the public.
Section 13.19.    Landlord’s Security Interest. It is contemplated that certain tangible personal property now or at any time hereafter located on or at the Premises or used in connection with the Premises, including without limitation, all trade fixtures, machinery, appliances, furniture, equipment (including, without limitation, the Roof Equipment and Generators) and inventory to the extent not procured with any allowance made available by Landlord (“Personal Property”), is or may be either leased by Tenant or purchased by Tenant from a lessor or a conditional seller, or otherwise hypothecated to a “Third Party.” The parties acknowledge and agree that, for purposes hereof, in no event shall Tenant’s property include any lighting, fire suppression or sprinkler systems, heating, ventilation and air conditions systems or units, or any other base building systems, or any other improvements or fixtures permanently affixed to the Premises, except to the extent such items constitute Tenant’s Personal Property. All Tenant’s Personal Property, now or hereafter located upon the Premises and owned by Tenant or any Third Party, and regardless of the method in which such Personal Property is attached or affixed to the Premises, shall not be deemed a fixture of the real estate and shall be and remain the Personal Property of Tenant or such Third Party. Tenant or any Third Party shall have the right to remove Tenant’s Personal Property from the Premises from time to time except to the extent such Personal Property is deemed abandoned pursuant to Section 6.06 hereof; provided, however, that if such removal shall injure or damage the Premises, Tenant shall repair the damage and place the Premises in the same condition as it would have been if such Personal Property had not been installed. Landlord hereby waives its rights, statutory or otherwise, to any lien on Tenant’s Personal Property. Landlord shall, upon request of Tenant or any Third Party, execute, or cause to be executed, a commercially reasonable waiver (reasonably acceptable to Landlord) of landlord’s lien or mortgagee’s lien on any of Tenant’s Personal Property. Upon Landlord’s execution of this Lease, Landlord shall execute and deliver to Tenant the Landlord Waiver from Tenant’s current lender, attached hereto as Exhibit H and made a part hereof (“Landlord Waiver”), which Landlord Waiver shall be deemed to be commercially reasonable.
Section 13.20.    Drafting. Each party has been represented by legal counsel in connection with the drafting and negotiation of this Lease. Each party and its counsel have had an opportunity to review and suggest revisions to the language of this Lease. Accordingly, no provision of this Lease shall be construed for or against or interpreted to the benefit or disadvantage of any party by reason of any party having or being deemed to have structured or drafted such provision.
Section 13.21.    Tenant Cooperation. Tenant shall cooperate with Landlord’s compliance with all disclosures and information related to utilities disclosures required by Applicable Laws. Upon reasonable request from Landlord, Tenant shall provide Tenant’s energy use data for the Premises to Landlord, including, without limitation, providing copies of utility bills. Further, Tenant shall authorize all applicable utility companies to release such information to Landlord, upon Landlord’s request. Tenant’s obligation under this paragraph shall survive the expiration or earlier termination of the Lease.
Section 13.22.    Consequential Damages. Notwithstanding anything to the contrary contained in this Lease, except with respect to any liability arising from or out of Tenant’s continued occupancy of the Premises beyond the expiration or sooner termination of the Lease without Landlord’s written consent specifically set forth in Section 2.04 hereof, in no event shall Landlord or Tenant be liable for incidental, general, consequential, speculative, indirect, or punitive damages.
Section 13.23.    Jury Trial. TENANT AND LANDLORD WAIVE ANY RIGHT TO TRIAL BY JURY OR TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, BETWEEN LANDLORD AND TENANT ARISING OUT OF THIS LEASE OR ANY OTHER INSTRUMENT, DOCUMENT, OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED HERETO.
Section 13.24.    Security. Tenant acknowledges and agrees that Landlord is not providing any security services with respect to the Premises and that Landlord shall not be liable to Tenant for, and Tenant waives any claim against Landlord with respect to, any loss by theft or any other damage suffered or incurred by Tenant in connection with any unauthorized entry into the Premises by any third party or any other breach of security with respect to the Premises, except to the extent such entry or breach of security is caused by the gross negligence or willful misconduct of any Landlord Party or a breach of this Lease by Landlord.
Section 13.25.    Not a Joint Venture. It is the express intention of both Landlord and Tenant that this Lease (including its accompanying riders and exhibits) be considered a lease between Landlord and Tenant for all purposes, including federal and state tax purposes. Nothing in this Lease (including its accompanying addenda and exhibits) shall be construed as creating a joint venture, partnership, tenancy-in-common, joint tenancy, financing, agency, or any relationship other than a landlord-tenant relationship between Landlord and Tenant, express or implied, including for federal and state tax purposes. Landlord and Tenant shall treat this Lease (including its accompanying riders and exhibits) as a lease in their separate books and records and in any reports to any third party.
ARTICLE FOURTEEN: BROKERS
Section 14.01.    Broker’s Fee. Landlord shall pay a commission to the Brokers identified in Section 1.04 pursuant to separate written agreements. Nothing contained in this Lease shall impose any obligation on Landlord to pay a commission or fee to any party other than to the Brokers identified in Section 1.04.
Section 14.02.    Agency Disclosure; No Other Brokers. Landlord and Tenant each warrant that (a) they have dealt with no other real estate broker(s) in connection with this transaction except the Brokers identified in Section 1.04, and (b) there are no commissions, finder’s fees or other compensation which will be due and payable to any other third party in connection with this transaction. Each party hereby indemnifies and agrees to defend and hold the other party harmless against any Claims that may arise as a result of any breach of the foregoing warranty by the indemnifying party. The terms of this Section shall survive the expiration or earlier termination of this Lease.
ARTICLE FIFTEEN: COMPLIANCE
Subject to Landlord’s obligations under this Lease, Tenant’s use of the Premises shall be, at its sole expense, in compliance with all Applicable Laws; provided, that: (a) compliance with such Applicable Laws shall not obligate Tenant to perform Landlord’s maintenance obligations as set forth in Section 6.03 or undertake any repairs or modifications to the utility or building service equipment, any installation of new building service equipment or any structural changes or structural improvements to the Premises, unless such repairs, modifications, installations, improvements or changes shall be due to (i) Tenant's particular manner of use of the Premises (as opposed to warehouse use generally), (ii) the negligence or willful misconduct of Tenant or any agent, employee, or contractor of Tenant, or (iii) the Tenant Improvements or any subsequent alterations or additions to the Premises performed by or on behalf of Tenant, and (b) Tenant’s obligations with respect to Hazardous Materials shall be governed by Section 5.03.
Subject to the immediately preceding sentence, Landlord shall be responsible for compliance with all Applicable Laws applicable to the Premises (including, without limitation, the Americans With Disabilities Act (“ADA”) and other similar federal, state, and local laws and regulations). Notwithstanding anything contained in the Lease to the contrary, in no event shall Landlord be required to make any alterations, improvements, modifications, or additions in the Premises, or to pay any costs in connection therewith, when the requirement thereof results from alterations, additions, or improvements made by or at the request of Tenant (except with respect to the Landlord Improvements), and all costs of such compliance shall be the sole responsibility of Tenant. Any repairs, replacements, alterations, additions, improvements or any other work to the Premises by or on behalf of Tenant shall comply with all Applicable Laws. Notwithstanding anything to the contrary contained herein, the Landlord Improvements performed by Landlord shall comply with all Applicable Laws without additional cost to Tenant.

ADDITIONAL PROVISIONS ARE SET FORTH IN A RIDER OR RIDERS ATTACHED HERETO.
[Signatures on next page]

Landlord and Tenant have signed this Lease as of the date first shown above.

“LANDLORD” CRP/TCC RHOTON OWNER, L.L.C., a Delaware limited liability company By: ___/s/ Chris Rodniguez___________ Name: __Chris Rodniguez____________ Title: ___Authorized Signatory________
“TENANT” LIFETIME BRANDS, INC., a Delaware corporation By: __/s/_Laurence Winoker__________ Name: _Laurence Winoker________ Title: _Executive Vice President, Treasurer and Chief Financial Officer__

RIDER TO
LEASE AGREEMENT
ARTICLE SIXTEEN: OPTION(S) TO EXTEND.
Section 16.01.    [***]
Section 16.02.    [***]
Section 16.03.    Arbitration.
a)    For a period of thirty (30) days after Tenant rejects Landlord’s Base Rent proposal, Landlord and Tenant shall negotiate in good faith to resolve any such disagreement. If, within the thirty (30) day negotiation period described herein Landlord and Tenant cannot reach an agreement as to the Fair Market Rent, then Landlord and Tenant, within five (5) days after such date, shall each simultaneously submit to the other, in a sealed envelope, its good faith estimate of the Fair Market Rent rate for the Premises during the Extension Term (collectively referred to as the “Estimates”). If the higher of such Estimates is not more than one hundred five percent (105%) of the lower of such Estimates, then the Fair Market Rent shall be the average of the two Estimates. If the Fair Market Rent rate is not established by the exchange of Estimates, Tenant shall make demand for arbitration in writing within ten (10) business days after the expiration of the thirty (30) day negotiation period, specifying therein the name and address of the person to act as an arbitrator on its behalf, who shall be a licensed real estate broker and shall have been active over the ten (10) year period ending on the date of such appointment in the leasing of industrial warehouse properties in Washington County. The arbitration shall be conducted and determined in Washington County in accordance with the then prevailing rules of the American Arbitration Association or its successor for arbitration of commercial disputes except to the extent that the procedures mandated will be deemed to modify such rules. If Tenant fails to designate an arbitrator by with the ten (10) business day period, Landlord will notify Tenant of Tenant’s failure to designate an arbitrator, which notice shall include a cover letter with the following at the top of such letter, in bold, all caps text: “FAILURE TO APPOINT AN ARBITRATOR WITHIN FIVE (5) DAYS SHALL RESULT IN THE DECISION OF THE ARBITRATOR APPOINTED BY LANDLORD WITH RESPECT TO “FAIR MARKET RENT” IN THE PENDING EXTENSION TERM TO BE BINDING UPON THE PARTIES,” and Tenant will have an additional five (5) days to designate an arbitrator. Within ten (10) business days after the receipt of Tenant’s demand for arbitration, Landlord shall give notice to Tenant, specifying the name and address of the person designated by Landlord to act as arbitrator on its behalf who shall be similarly qualified. If Landlord fails to designate an arbitrator by with the ten (10) business day period, Tenant will notify Landlord of Landlord’s failure to designate an arbitrator, which notice shall include a cover letter with the following at the top of such letter, in bold, all caps text: “FAILURE TO APPOINT AN ARBITRATOR WITHIN FIVE (5) DAYS SHALL RESULT IN THE DECISION OF THE ARBITRATOR APPOINTED BY TENANT WITH RESPECT TO “FAIR MARKET RENT” IN THE PENDING EXTENSION TERM TO BE BINDING UPON THE PARTIES,” and Landlord will have an additional five (5) days to designate an arbitrator. If Landlord or Tenant fails to designate an arbitrator after its additional five (5) day period, the party who failed to designate an arbitrator shall be deemed to have
RIDER – Page 1

accepted the other party’s designated arbitrator as the arbitrator for the determination of Extension Term Rent.
b)    If both parties designate an arbitrator, the two (2) arbitrators so appointed shall within ten (10) days of the date of appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be similarly qualified under the same criteria set forth hereinabove for qualification of the first two (2) arbitrators. Within ten (10) days of the appointment of the third arbitrator, Landlord and Tenant will each submit its estimate of the Fair Market Rent to the arbitrator(s), which estimate may be any amount and may be different than the amount stated in the Extension Rent Notice, the Estimates, or otherwise discussed between the parties. The determination of the arbitrators shall be limited solely to the issue of whether Landlord’s or Tenant’s submitted Fair Market Rent is the closest to the actual Fair Market Rent of the Premises, as determined by the arbitrators. The three (3) arbitrators shall within thirty (30) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord’s or Tenant’s submitted Fair Market Rent as the Base Rent for the Extension Term, and shall notify Landlord and Tenant thereof. The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant. If the two (2) arbitrators fail to agree upon and appoint a third arbitrator within the ten (10) day period provided above, then Landlord shall prepare and submit to Tenant a list of three (3) proposed arbitrators that possess the required qualifications as set forth above; provided that none of such proposed arbitrators nor the firm for which any of them works shall be a current or past affiliate of either Landlord or Tenant or currently retained or employed by Landlord or Tenant. Within five (5) business days after receipt of such list, Tenant shall select an arbitrator therefrom and such person shall be the third arbitrator hereunder. If Tenant fails to make such selection within such five (5) business day period, then Landlord shall select the third arbitrator from such list. Each party shall pay the cost of the arbitrator which it first selects and the parties shall share equally the cost of the third arbitrator. The determination of the Fair Market Rent will not delay or postpone the commencement of the Extension Term. If the Fair Market Rent rate has not been determined by the commencement date of the Extension Term, Tenant shall pay monthly installments of Rent upon the terms and conditions in effect during the last month of the initial Lease Term until such time as the Fair Market Rent rate has been determined. Upon such determination, the rent for the Extension Term shall be retroactively adjusted to the commencement date of such Extension Term for the Premises.
Section 16.04.    LEASE AMENDMENT. If Tenant timely and properly exercises each option to extend the Term for each Extension Term, Landlord and Tenant shall enter into an amendment to this Lease documenting such renewal and the terms thereof; provided, however, failure of the parties to enter into such amendment shall not operate to render the extension of the Term invalid.
Section 16.05.    OPTION IS NOT ASSIGNABLE. The Option to Extend granted to Tenant in this Article is personal to the Tenant named in this Lease (or to a Permitted Transferee) and cannot be assigned to a third party.
RIDER – Page 2

ARTICLE SEVENTEEN: ROOF RIGHTS; GENERATOR RIGHTS.
Section 17.01.    ROOF RIGHTS.
a)    Tenant shall have the exclusive right (subject to Landlord’s rights to install, maintain, repair and replace operational equipment and otherwise perform its obligations, or exercise its rights, under this Lease) without any obligation to pay a license fee or other charge to Landlord to access the roof and to install, operate, repair and replace equipment related to solar energy systems, communications, satellite, antenna and HVAC equipment (collectively, the “Roof Equipment”) on the roof of the Building solely for the conduct of the Permitted Use; provided (a) Tenant complies with all Applicable Laws pertaining to the installation, maintenance, operation, removal and replacement of any of the Roof Equipment, (b) Tenant does not do any act which would invalidate any roof or other warranty or guaranty which now or hereafter relates to the roof or other portions of the Building, and if installation of any of the Roof Equipment requires any roof penetrations, Tenant shall use a contractor approved by Landlord, (c) Tenant obtains Landlord’s prior written consent, not to be unreasonably withheld, conditioned or delayed, as to structural and base building considerations relating to the Roof Equipment as well as any plans and specifications related thereto, (d) Tenant obtains all required operating permits and approvals from any governmental or administrative entity with jurisdiction over such activities, (e) Tenant, at its sole cost and expense, shall maintain the Roof Equipment, (f) in the event of any damage caused to the Building by reason of the installation, maintenance, operation, removal or replacement of any of the Roof Equipment, Tenant shall promptly repair such damage, and (g) in no event shall any of the Roof Equipment exceed the applicable rated capacities of the Premises (it being acknowledged that the roof structure includes an additional two (2) pounds per square foot of dead load capacity to accommodate the Roof Equipment). Notwithstanding anything to the contrary contained in this Lease, Tenant agrees that it may not use the roof of the Premises for solar panels without the prior written consent of Landlord. Tenant shall pay for all electrical costs resulting from the use of the Roof Equipment. Landlord makes no representations or warranties to Tenant as to the permissibility of any of the Roof Equipment under Applicable Laws. If required by Landlord’s roofing manufacturer in connection with the installation of any of the Roof Equipment, Landlord as the owner of the Premises and the holder of the roof warranty shall execute a roof manufacturer overburden waiver and Tenant shall comply with the terms thereof at Tenant’s sole cost. Further, any items or equipment installed pursuant to this Section shall be so installed so as to minimize any risks that the items create or constitute a nuisance.
b)    Upon the expiration or earlier termination of this Lease, Tenant shall promptly remove the Roof Equipment and repair all damage to the Premises caused thereby. All work by Tenant or Tenant Parties performed in the exercise of Tenant’s rights under this Section 17.02 shall be subject to the terms applicable to Alterations (including, without limitation, those set forth in Sections 6.03, 6.05 and 6.06). Notwithstanding anything contained herein to the contrary, Landlord shall have no liability to Tenant as a result of any actions of Tenant Parties (including damage to the Premises) or any damage or interruption of utility or other service to the Premises resulting from the repair, maintenance, installations of the Roof Equipment or the other activities of such Tenant Parties.
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c)    Tenant’s indemnification obligations set forth in Section 5.05 of the Lease shall extend, subject to the terms of Section 4.04(d)(iii), to also cover any and all cost, claims, damages (including, but not limited to, any damage to the building, the roof or Landlord's property), causes of action and liability which may arise by reason of any occurrence attributable to or arising out of Tenant's or any Tenant Party’s installation, maintenance, repair, operation or removal of any the Roof Equipment, including without limitation, any claim or cause of action for injury to or death of any person or damage to any property arising therefrom.
Section 17.02.    GENERATOR RIGHTS. Landlord and Tenant acknowledge that as part of the Tenant Improvements, Landlord may install one or more battery storage systems, electrical generators and fuel tanks in Building or adjacent to the Building in the location mutually agreed to by the parties (the “Generators”), which Generators shall be provided by Tenant. The Generators shall be used only for periodic testing and in the event Tenant’s primary electrical service is interrupted. Tenant shall be responsible, at its sole cost and expense, for repairing, maintaining, and removing the Generators. Upon expiration or earlier termination of this Lease, Tenant shall remove the Generators, Generator pads and all associated tanks and equipment and shall restore the affected portion of the Premises to the condition existing prior to Tenant’s installation of such items (normal wear and tear excepted) and repair any damage caused to the Premises caused thereby.
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EXHIBIT A
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Exhibit A-1
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Exhibit B
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EXHIBIT C
Maintenance Obligations

LANDLORD MAINTENANCE OBLIGATIONS – OPERATING EXPENSES (RECOVERABLE)
Item	Description of Service
Exterior paint	Paint building exterior to mutually agreeable color and design, no more frequently than once every 7 years
Elevator permit (if equipped)
Water pumps outside of building	General maintenance and repair
Roof repair (membrane)	Repair leaks, including preventative maintenance (but not replacement)
Snow removal on roof	Snow and ice removal from roof, including drain clearing
Gutters, scuppers, downspouts and storm water systems	Keep system functional and conduct repair
Swales and retention/detention ponds (but not sinkholes)	Keep system functional and conduct repair, stay compliant with Legal Requirements related to cleaning and operation, and maintain permit or file results if required
Catch basins (parking lot and drive aisles)	Ensure functionality, stay compliant with Legal Requirements related to cleaning and operation, and maintain permit or file results if required
Parking lot seal coat and striping after seal coat	Re-coat all asphalt areas and re-stripe parking lot after seal coat
Fire water pumps and remote pump houses and associated equipment	Inspections, compliance and maintenance
Landscaping and irrigation (recurring services)	Recurring services for landscape maintenance including mowing, fertilizing, leaf removal, pruning, and annual color of Landlord-installed landscape; repair irrigation system as needed
Snow removal – Grounds, parking lots	Remove snow and/or treat ice
Fire system monitoring	Monitoring of above-ground portions of fire systems
Fire testing/inspections	Fire testing/inspections
Fire sprinkler system	Subject to Section 6.03 of the Lease, inspections, compliance and maintenance of (1) those portions of the base fire sprinkler system that are inside of the Premises and downstream from the pump, and (2) any Tenant-installed supplemental fire/life safety systems

LANDLORD MAINTENANCE OBLIGATIONS – CAPITAL IMPROVEMENTS (NON-RECOVERABLE)
Item	Description of Service
Landscaping (non-recurring service)	Items outside of maintenance, such as tree removal, replacement, re-grading, overhauling, etc.
Parking lot asphalt and concrete replacement	Replace sections as needed based on useful life
Roof replacement and repair (structural)	Repair and replacement of roof deck and structural components. Replacement of roof membrane.
Slab and foundation	Ensure integrity, conduct repair, including voids and cavities in soils and fill under slab and around foundation
Exterior walls and load-bearing walls	Ensure integrity, conduct repair and replace wall sections as needed
Electrical system	Maintenance, repair and replacement of transformer, electrical switchgear and other components of the electrical system located outside the Premises or subgrade
Subgrade utility lines	Maintenance, repair and replacement of all subgrade utility lines, including sewer, plumbing and pumps and lift stations, if any
Subgrade portions of fire sprinkler and fire protection systems	Maintenance, repair and replacement
Sinkholes	Repair and remediation of any sinkholes
EXHIBIT C – Page 1

TENANT MAINTENANCE OBLIGATIONS
Item	Description of Service
Window washing	Washing of exterior and interior glazing
Exterior glazing	Repair broken and/or damaged glass and seals
Exterior building lighting (wall packs and soffit)	Maintenance and repair of exterior lighting (wall packs and soffit)
Generator	If installed or requested by Tenant
Lighting and ballast replacement	Maintenance, repair and replacement of bulbs and ballasts
Interior walls and floor coverings	Maintenance, repair and replacement of walls and flooring
Carpentry – Doors, cabinets, counters, etc.	Maintenance and repair of doors and millwork
Suspended ceilings and hard lids	General maintenance and repair
Electrical service (after main feed, above slab)	General maintenance and repair
Janitorial	Janitorial services, if desired
Kitchen appliances	General maintenance and repair
Below-deck ceiling insulation (if equipped)	The maintenance and replacement of insulation materials that are suspended just below the roof deck
HVAC	Subject to Section 6.04 of the Lease, maintenance, repair and replacement of HVAC units
Fixtures	General maintenance and repair
Plumbing – Above slab	General maintenance and repair
Backflow devices, if any	Necessary testing, inspecting, maintenance, and permit management
Environmental testing, if any, for which Tenant is responsible under Section 5.03 of Lease	Necessary testing, inspecting, maintenance, and permit management
Parking lot sweeping	Parking lot sweeping
Paved surfaces maintenance	Repair potholes in parking lot, truck courts and drive aisles, including treating of cracks and alligatoring
Miscellaneous parking lot striping	Re-stripe parking lot (provided that Landlord will re-stripe after seal coating)
Curb repair	Maintenance and repair of concrete curbs
Parking lot lights	Maintenance and repair of parking lot lights (fixtures and poles)
Exterior and interior pest control	As needed
Trash and recycling	As needed
Exterior fencing	Maintain gates and fences around premises
Site signage and building signage	Maintain and update signage as needed
Rooftop Equipment	General maintenance and repair
Dock doors and support equipment	General maintenance and repair
Interior sump pump or lift stations	General maintenance and repair

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EXHIBIT D
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RHOTON FARMS
BASE BUILDING OUTLINE SPECIFICATIONS
Ver: 12.02.2024

EXHIBIT D – Page 4

Criteria	Specification
Site Area:	99.24 Acres, Zoned PI (Planned Industrial) Washington County – Hagerstown, MD
Clear Height:	41’-10” clear inside 1st structural bay.
Truck Court:	130’-0” w/ an additional 60’-0” of dedicated tractor trailer storage.
Parking	570 Passenger Spaces
Tractor Trailer Storage	218 Tractor Trailer Storage Drop Spaces w/ 15’-0” concrete dolly pad.
Site Lighting:	Mix of site pole and building mounted LED Fixtures.
Building Size:	1,027,526 RSF (Rentable Square Feet)
Foundation:	3,000 psi Concrete Continuous and Spread Footings.
Floor Slab:
8” thick, 4,000psi un-reinforced slab on grade over 6” of compacted stone subgrade. Overall Floor specifications are to be FF50/FL35. Within each Speed-bay Construction Joists are reinforced w/ PNA Diamond dowels at 1’-6” O.C. and Control Joints are reinforced w/ PD3 Dowel Baskets at 1’-9” O.C. Control Joints within the Speed-bays are to be filled with a semi-rigid epoxy, MM80 or equal. A .20mil Vapor Barrier is to be provided under the SOG within proposed office areas per Architectural plans.

Wall Panels:	Precast Concrete, 5,000 psi
Columns:	Structural Tube Steel Columns: 56' x 65' @ Speed Bay 56' x 50' Typical Bays
Doors:
(78) 9’-0” x 10’-0” manually operated Dock Doors w/ vision lites 8”.
(19) 9’-0” x 11’-8” Knockouts for future Dock Doors and Dock Levelers.
(4) 14' x 16' Drive-in Doors w/ vision lites and electric motor operators.

Roof:
.60 mil White TPO or PVC, mechanically fastened or induction welded, Roofing System on R-30 insulation over 1 1/2” metal roof decking. Manufacture to provide a Twenty (20) year, no dollar limit (NDL) warranty.

Dock Equipment
(1) 7’-0” x 8’-0” 35,000lb Mechanical Dock Leveler with dock bumpers.
(23) 7’-0” x 8’-0” 40,000lbs hydraulic dock levelers with Dock bumpers, seals, power receptacles with dock light/fan combo and access green/red light fixtures both inside and outside and truck restraints. Tenant to pay for remaining (26) 7’-0” x 8’-0” 40,000lbs hydraulic dock levelers with Dock bumpers, seals, power receptacles with dock light/fan combo and access green/red light fixtures both inside and outside and truck restraints. Tenant to pay for electrical distribution, panels, and final terminations.

Warehouse Lighting:	At Tenant’s cost.
Skylights:	None
Clerestory Windows:
5’-0” x 5’-0” Clerestory Windows and or Relief Air Louver openings provided 2 per every other structural bay along Truck Dock Loading Elevations as shown on the approved Concept Drawings dated November 20, 2024.

Electrical:	4,000amp, 277/480 volt, 3-phase Service. Provisions to expand to 6,000amp.
Plumbing:
Sanitary Sewer: 6” sanitary with FCOs running depth of building at mid-point and ends of building Domestic Water: 2" Domestic Water w/ 1 1/2” meter.
Natural Gas: Gas manifold with “House Meter”. Mounting location to be confirmed with local Gas Utility company.

Warehouse Heating:	Cambridge, MAH roof mounted units designed to maintain 55 degrees at 0 degrees outside. Provide heating and ventilation in both main electrical and sprinkler rooms.
Building Ventilation:	Code required ventilation is provided through the Cambridge units, with relief air louvers as necessary.
Fire Sprinkler System:
ESFR Fire Sprinkler System and Pendent sprinkler head VK514 (K.28) and Fire Pump allows tenants to rack and store Class I to IV and cartoned unexpanded plastics palleted commodities up to 40’-0” just inside the first structural bay with aisleways between storage racks not less than 6’-0” and a maximum interior deck height of 49’-6 1/2”with no in-rack sprinklers required. Fire suppression engineering and permit to be provided by general contractor’s fire-suppression sub-contractor. All in conformance with the Rhoton Farm FM Design Criteria Fire Suppression letter dated December 20, 2024 as approved by the State of Maryland, Department of State Police, Office of the State Fire Marshall dated January 10, 2025.

Warehouse Insulation:
Internally insulated precast panels with 3” of insulation sandwiched between 3” of concrete. Under slab on grade insulation is to be Rigid R10 from top of footing vertically to underside of SOG and to continue horizontally 2’-0” min. Roof Insulation is to include R30 Polyisocyanurate mechanically fastened with staggard placement.

Interior Warehouse Walls:	The interior face of concrete walls is to be lightly troweled and painted white where exposed. Lifting points in

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4883-9754-7248.15

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EXHIBIT E
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal effective as of the date first set forth above.

TENANT: LIFETIME BRANDS, INC., a Delaware corporation By: (SEAL) Name: Title:

STATE OF ___________    §
                §
COUNTY OF ___________    §
This instrument was ACKNOWLEDGED before me on January ___, 2025, by ____________________________________________, the ________________________ of LIFETIME BRANDS, INC., a Delaware corporation, on behalf of said corporation.
SEAL/STAMP:
    Notary Public, State of

Signature Page to
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

LANDLORD: CRP/TCC RHOTON OWNER, L.L.C., a Delaware limited liability company By: (SEAL) Name: Christopher Rodriguez Title: Authorized Signatory

STATE OF             §
                §
COUNTY OF ___________    §
This instrument was ACKNOWLEDGED before me on January ___, 2025, by Christopher Rodriguez, the Authorized Signatory of CRP/TCC RHOTON OWNER, L.L.C., a Delaware limited liability company, on behalf of said limited liability company.
SEAL/STAMP:
    Notary Public, State of

Signature Page to
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

ADMINISTRATIVE AGENT: CADENCE BANK, a Mississippi banking corporation By: (SEAL) Name: Kate Langston Title: Senior Vice President

STATE OF TEXAS        §
                §
COUNTY OF HARRIS        §
This instrument was ACKNOWLEDGED before me on January ___, 2025, by Kate Langston, Senior Vice President of CADENCE BANK, a Mississippi banking corporation, on behalf of said banking corporation.
SEAL/STAMP:
    Notary Public, State of Texas

Signature Page to
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

EXHIBIT A
Property

[To be inserted]

EXHIBIT E – Page 1

EXHIBIT F
[***]
EXHIBIT F – Page 1

EXHIBIT G
OPERATING EXPENSE EXCLUSIONS

Operating Expenses shall not include: (1) Real Property Taxes; (2) except as set forth in Section 6.03(b), the cost of capital improvements; (3) depreciation of Landlord’s investment in the Premises; (4) principal or interest payments of mortgage and other debt service on the Building or Premises; (5) the cost of repairs, replacements or other work to the extent Landlord is reimbursed by insurance or condemnation proceeds (or would have been paid if Landlord had maintained the insurance required hereunder); (6) advertising, marketing or promotional expenditures; (7) brokerage commissions; (8) costs incurred in connection with the sale, financing or refinancing of the Building, the Land or the Premises; (9) late fees, penalties, interest charges or other similar costs incurred by Landlord resulting from Landlord’s failure to pay expenses as and when due unless such late payment is a result of Tenant’s late payment to Landlord of same; (10) costs (including, entity formation, internal entity accounting and legal matters) associated with the legal entity that constitutes Landlord as the same are distinguished from the costs of operation of the Premises; (11) any penalties or damages that Landlord pays to Tenant under this Lease; (12) the cost of utilities for which Tenant pays directly; (13) the cost of items for which Tenant is charged for directly (other than pursuant to this Exhibit); (14) legal and other professional fees incurred in connection with disputes with the Premises (except to the extent that Tenant is involved in such disputes); (15) any expenses incurred for leasing space for other tenants or prospective tenants, including, without limitation, lease buy-out payments; (16) costs incurred to investigate, remove, remediate, or respond to any claim related to Hazardous Materials which existed or were released, used or disposed of, either prior to the Commencement Date or after the Lease Commencement Date, by Landlord or any party that is not Tenant or a Tenant Party (except as otherwise permitted in Section 5.03); (17) reserves for anticipated future expenses; (18) franchise, income, transfer gains, inheritance, or other tax imposed on Landlord and excluded from the definition of “Real Property Tax” pursuant to Section 4.02(b) above; (19) costs, fines and penalties incurred to the extent due to violations by Landlord or other tenants of Applicable Laws (provided that the foregoing shall not operate to exclude the cost of repairs or replacements to comply with Applicable Laws, to the extent otherwise permitted hereunder); (20) rental under any ground or underlying lease or leases; (21) costs of restoration or repair of the Premises as a result of total or partial destruction or condemnation thereof, the costs of which are reimbursed to Landlord by insurers, other parties or by governmental authorities in eminent domain (or would have been reimbursed if Landlord had maintained the insurance required hereunder); (22) voluntary contributions to charitable organizations; (23) fees, costs, reimbursements and other sums paid to affiliates of Landlord for services provided to the Premises to the extent that such fees, costs, reimbursements or other sums are in excess of the cost paid for comparable services provided by unaffiliated third parties on a competitive basis; (24) costs incurred to correct any structural or latent defect in the original construction of the Building; (25) Management Fees; (26) costs (including tap fees, extension fees, utility deposits, connection fees, impact fees, permit fees, carry costs, and all other hard and soft costs) of original construction and of the Tenant Improvements, which shall be governed by the Work Letter; (27) costs or expenses that are the result of the gross negligence, willful misconduct or breach by Landlord of this Lease; (28) wages, salaries and fringe benefits of executive personnel, officers, executives and employees of Landlord above the level of building manager (regardless
EXHIBIT G – Page 1

of the title of such individual); (29) costs incurred in connection with upgrading the Premises to comply with Applicable Laws in effect and applicable thereto prior to the Commencement Date; (30) costs incurred as a result of or with respect to violations of any Applicable Laws which arise due to Landlord’s gross negligence or willful misconduct or a breach of Landlord’s obligations under this Lease (provided that the foregoing shall not operate to exclude the cost of repairs or replacements to comply with Applicable Laws, to the extent otherwise permitted hereunder); (31) accounting fees incurred in connection with lease negotiations, the audit of any Landlord financial materials and requests related to any assignment or sublease; (32) costs attributable to the correction of any defect, in the reasonable opinion of a qualified, experienced professional in the applicable field (e.g. a structural engineer for an alleged structural defect or a mechanical engineer for an alleged HVAC system defect), in the design or original construction of the Landlord Improvements or the material used in the original construction of the Landlord Improvements or Building systems (including latent defects), provided that for the purposes of this clause (32) conditions (not occasioned by design or construction defects) resulting from ordinary wear and tear and use shall not be deemed defects.

EXHIBIT G – Page 1

EXHIBIT H

[***]

JOINDER OF THE COMPANY

The Company joins in the execution of the foregoing Landlord’s Waiver to indicate its consent to and agreement with the provisions thereof.

EXECUTED this ______ day of _________, 202___.

COMPANY:

LIFETIME BRANDS, INC.,
a Delaware corporation

By: _______________________________
Name: ____________________________
Title: ______________________________

EXHIBIT H – Page 1

EXHIBIT A

COPY OF LEASE

EXHIBIT H – Page 1

EXHIBIT I

[***]
EXHIBIT I – Page 1

4883-9754-7248.15

EXHIBIT J

PERMITTED HAZARDOUS MATERIALS

1.    Standard office materials used in the normal course of Tenant’s business, including printer ink, copier fluid, and other standard office supplies.
2.    Materials used for Inkcups printing machine including bottled color inks, varnish, primer, flushing solution, nozzle care denatured alcohol, and other standard cleaning supplies.
3.    Standard cleaning supplies for warehouse, maintenance shop, and bathrooms/dining areas including glass cleaner, disinfectants, bleach, floor cleaners, brake cleaner, degreaser, etc.
4.    Hand sanitizer and liquid soaps.

5.    Diesel Fuel for Diesel Generator stored in attached tank.
6.    Tenant will maintain and store vendor-supplied propane tanks in a locked cage outside used for propane fuel forklift trucks.
7.    Tenant will maintain and store vendor-supplied oxygen and acetylene tanks, stored outside the building used for welding in shop and rack repairs.
8.    Common Maintenance Consumables of Oil, Grease and Paint used for forklift and vehicle repairs and building maintenance.
9.    Material Handling Equipment Lead Acid Storage Batteries maintained on site for MHE operation.

EXHIBIT I – Page 1